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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PLAINS GP HOLDINGS, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Plains GP Holdings, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

April 5, 2018

To our Class A, Class B and Class C shareholders:

        You are cordially invited to attend the 2018 Annual Meeting (the "Annual Meeting") of the Class A, Class B and Class C shareholders of Plains GP Holdings, L.P. to be held on May 15, 2018, at 9:30 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002. The board of directors of our general partner, PAA GP Holdings LLC, has called this Annual Meeting for you to consider and act upon the matters described in the attached proxy statement.

        A notice of the Annual Meeting, proxy statement and proxy card are enclosed. Our Annual Report on Form 10-K for the year ended December 31, 2017 is also enclosed.

        Your vote is very important.    Whether or not you plan to attend the Annual Meeting, please cast your vote by following the Internet or telephone voting instructions on the proxy card. You may also vote by completing, signing and dating the accompanying proxy card and returning it promptly in the envelope provided. See "Questions and Answers About the Annual Meeting—How do I vote?" in the attached proxy statement for more details. Returning the proxy card or voting on the Internet or by telephone does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
Greg L. Armstrong Chairman of the Board and Chief Executive Officer PAA GP Holdings LLC

Plains GP Holdings, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 15, 2018

To the holders of Class A, Class B and Class C shares of Plains GP Holdings, L.P.:

        The 2018 Annual Meeting (the "Annual Meeting") of the Class A, Class B and Class C shareholders (collectively, our "Shareholders") of Plains GP Holdings, L.P. will be held on May 15, 2018, at 9:30 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002. At the Annual Meeting, our Shareholders will consider and vote on the following matters:

          1.     The election of two Class III directors to serve on the board of directors (the "Board") of PAA GP Holdings LLC until the 2021 annual meeting;

          2.     The ratification of the appointment of PricewaterhouseCoopers LLP as our and Plains All American Pipeline, L.P.'s independent registered public accounting firm for the fiscal year ending December 31, 2018;

          3.     The approval, on a non-binding advisory basis, of our named executive officer compensation;

          4.     A non-binding advisory vote on the frequency with which future advisory votes to approve our named executive officer compensation should be held; and

          5.     Any proposal to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The Board unanimously recommends that our Shareholders vote "FOR" proposals 1, 2 and 3 and "ONE YEAR" on proposal 4. Additional information regarding these proposals is included in the attached proxy statement.

        We have set the close of business on March 20, 2018 as the record date for determining which of our Shareholders are entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A list of Shareholders entitled to vote is on file at our principal offices, 333 Clay Street, Suite 1600, Houston, Texas 77002, and will be available for inspection by any Shareholder during the meeting.

        Your vote is very important.    If you cannot attend the Annual Meeting, you may vote your shares electronically, via the Internet or by telephone, or by mailing the proxy card in the enclosed postage-prepaid envelope. You may also attend the Annual Meeting and vote in person, even if you have already returned a proxy.

By Order of the Board of Directors of PAA GP Holdings LLC, general partner of Plains GP Holdings, L.P.

Richard McGee Secretary

Houston, Texas
April 5, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2018

The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2017 Annual Report are available at http://www.astproxyportal.com/ast/21140/.

i

PLAINS GP HOLDINGS, L.P.

PROXY STATEMENT
For
2018 Annual Meeting of Shareholders To Be Held On
May 15, 2018

GENERAL INFORMATION ABOUT PLAINS GP HOLDINGS, L.P.'S ANNUAL MEETING

        The board of directors (the "Board") of PAA GP Holdings LLC, our general partner ("PAGP GP" or our "general partner"), is soliciting proxies to be voted on behalf of our Class A, Class B and Class C shareholders (our "Shareholders") at the 2018 annual meeting of Shareholders (the "Annual Meeting"). This proxy statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting and includes information about the matters to be voted upon at the Annual Meeting. The Annual Meeting will be held on May 15, 2018, at 9:30 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002. References to "PAGP," "we," "us," "our," "ours" and similar terms refer to Plains GP Holdings, L.P.

        Proxy materials, including the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (our "2017 Annual Report"), are being mailed to Shareholders on or about April 5, 2018.

        We will furnish additional copies of our 2017 Annual Report without charge upon the written request of any record or beneficial owner of our Class A, Class B or Class C shares whose proxy we are soliciting in connection with the Annual Meeting. Please address requests for additional copies of the 2017 Annual Report to the Investor Relations Department, Plains All American, 333 Clay Street, Suite 1600, Houston, Texas 77002.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a Shareholder. Please refer to the additional information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Q:
What is the purpose of these proxy materials?

A:
The Board is soliciting your proxy to vote at the Annual Meeting because you were a Shareholder at the close of business on March 20, 2018, the record date for the Annual Meeting (the "Record Date"), and are therefore entitled to receive notice regarding the Annual Meeting, and to attend and vote at the Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. As a Shareholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the Annual Meeting in person to vote your Shares, and we encourage you to vote even if you are unable to attend the Annual Meeting. If you are unable to attend the Annual Meeting in person, you may vote by Internet, by telephone or by signing and returning the attached proxy card in the envelope provided. See "How do I vote?" below.

Q:
What is the recommendation of the Board?

A:
The Board unanimously recommends that you vote:

•
FOR the election of each of Bobby S. Shackouls and Christopher M. Temple as a Class III director of the Board to serve until the 2021 annual meeting;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our and Plains All American Pipeline, L.P.'s independent registered public accounting firm for the fiscal year ending December 31, 2018;

  •
  FOR the approval, on a non-binding advisory basis, of our named executive officer compensation; and

  •
  FOR "ONE YEAR" as the frequency with which future advisory votes to approve our named executive officer compensation should be held.

Q:
When and where is the Annual Meeting?

A:
The Annual Meeting will be held on May 15, 2018, at 9:30 a.m. Central Time, in The Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002.

Q:
Who is soliciting my proxy?

A:
The Board is sending or otherwise providing you access to this proxy statement in connection with its solicitation of proxies for use at the Annual Meeting.

Q:
Who is entitled to vote at the Annual Meeting?

A:
All holders of our Class A, Class B and Class C shares at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the Class A, Class B and Class C shares that they held on the Record Date at the Annual Meeting.

  Each Shareholder is entitled to one vote for each Class A, Class B and Class C share owned on all matters to be considered at the Annual Meeting. On March 20, 2018, 157,011,139 Class A, 126,084,572 Class B and 512,337,124 Class C shares were issued and outstanding and entitled to vote. Plains All American Pipeline, L.P. ("PAA") owns all of the issued and outstanding Class C shares and will vote such shares on a "pass-through" basis according to the direction of its eligible unitholders as determined at its annual meeting, which will be held prior to the Annual Meeting.

Q:
How do I vote?

A:
If you are a Shareholder of record at the close of business on the Record Date, you may vote your shares by proxy in advance of the Annual Meeting by any of the following methods:

•
Internet.  You may visit the Internet address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet address.

•
Telephone.  You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•
Mail.  You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.

  Internet and telephone voting will be available to Shareholders of record 24 hours a day until 11:59 p.m. Eastern Time on May 14, 2018, the night before the Annual Meeting. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by PAGP before the voting polls close at the Annual Meeting.

  You may also attend the Annual Meeting and vote your shares in person. Even if you plan to attend the Annual Meeting, please vote your proxy in advance of the Annual Meeting (by Internet, telephone or mail, as described above) as soon as possible so that your shares will be represented at the Annual Meeting if for any reason you are unable to attend in person.

  If you are a beneficial owner of shares held in street name, you must either direct your broker or other nominee as to how to vote your shares, or obtain a "legal" proxy from your broker or other nominee to vote at the Annual Meeting. Please refer to the voter instruction forms provided by your broker or other nominee for specific instructions on methods of voting.

  Each Shareholder that attends the Annual Meeting in person may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your share ownership as of the Record Date and sign in at the registration desk at the meeting. Additionally, if you attend the Annual Meeting in a representative capacity for a Shareholder, you must provide evidence of your authority to attend the Annual Meeting and vote on behalf of such Shareholder.

Q:
What do I do if I want to change my vote after I have already voted by proxy?

A:
If you are a Shareholder of record at the close of business on the Record Date, you may change your vote at any time before the voting polls close at the Annual Meeting by:

•
submitting a proxy with new voting instructions using the Internet or telephone voting system (please note, however, that the deadline for voting through the Internet or by telephone is 11:59 p.m. Eastern Time on May 14, 2018);

•
delivering a later-dated, executed proxy card to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219;

•
delivering a written notice of revocation of your proxy to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219; or

•
attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.

  If you are a beneficial owner of shares held in street name and you have instructed your broker or other nominee to vote your shares, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the Annual Meeting if you obtain a "legal" proxy from your broker or other nominee.

Q:
What is a broker non-vote?

A:
The NYSE permits brokers to vote their customers' shares held in "street name" on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers' shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

Q:
What routine matters will be voted on at the Annual Meeting?

A:
The ratification of the independent auditor is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions. Broker non-votes will be counted as votes "FOR" the ratification of the independent auditor.

Q:
What non-routine matters will be voted on at the Annual Meeting?

A:
The election of directors, the advisory vote to approve our named executive officer compensation and the advisory vote on the frequency of future advisory votes to approve our named executive officer compensation are non-routine matters. Brokers will not be allowed to vote on these matters unless they have received voting instructions from their customers. Accordingly, broker non-votes will not be counted for purposes of these matters.

Q:
What constitutes a quorum?

A:
The holders of a majority of the outstanding Class A, Class B and Class C shares entitled to vote and represented in person or by proxy shall constitute a quorum at the Annual Meeting.

  Your shares will be counted as present at the Annual Meeting if:

  •
  you are present and vote in person at the meeting; or

  •
  you, or your broker if you are a beneficial owner of shares held in street name, have submitted a properly executed proxy.

  Proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Q:
What vote is required to approve the proposals discussed in this proxy statement?

A:
The following table sets forth certain information with respect to the proposals to be voted upon at the Annual Meeting:

Proposal	Voting Options	Vote Required for Approval of Proposal
To elect two Class III directors to serve on the Board until the 2021 annual meeting.	You may vote "FOR", or you may "WITHHOLD" authority to vote for, all, some or none of the nominees for director.	Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of our Class A, Class B and Class C shares. Abstentions and broker non-votes are not considered votes cast and will have no effect on the election of directors.
To ratify the appointment of PricewaterhouseCoopers LLP as PAA's and PAGP's independent registered public accounting firm for the fiscal year ending December 31, 2018.	You may vote "FOR" or "AGAINST" the proposal, or you may "ABSTAIN" from voting.
This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes "AGAINST" the proposal. Broker non-votes will be counted as votes "FOR" the proposal.

Proposal	Voting Options	Vote Required for Approval of Proposal
To approve, on a non-binding advisory basis, our named executive officer compensation.	You may vote "FOR" or "AGAINST" the proposal, or you may "ABSTAIN" from voting.	This proposal must receive a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class. Abstentions will be counted as votes present and entitled to vote and will have the same effect as votes "AGAINST" the proposal. Broker non-votes will not be counted as either votes for or votes against the proposal.
To vote, on a non-binding advisory basis, on the frequency with which future advisory votes to approve our named executive officer compensation should be held.	You may vote to hold future advisory votes to approve our named executive officer compensation every "ONE YEAR", "TWO YEARS" or "THREE YEARS", or you may "ABSTAIN" from voting.
The option (one, two or three years) that receives a majority of the votes cast, in person or by proxy, by the holders of the Class A, Class B and Class C shares present and entitled to vote, voting as a single class; provided, however, if no option receives a majority of votes cast, the option that receives the greatest number of votes cast. Abstentions and broker non-votes will not be counted as votes "FOR" any alternative of a one, two or three year frequency.
Q:
Who covers the expense of the proxy solicitation?

A:
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by PAGP GP's directors and officers, as well as by employees of Plains All American GP LLC ("GP LLC"), without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expenses. We have hired Georgeson LLC to solicit proxies for a fee of $9,000 plus reasonable expenses for additional services.

Q:
What if I do not mark a voting choice for some of the matters listed on my proxy card?

A:
If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board's recommendation for each proposal with respect to which a voting choice is not indicated.

Q:
Who will tabulate and certify the vote?

A:
American Stock Transfer & Trust Company, LLC will tabulate and certify the vote, and will have a representative present at the Annual Meeting to act as the independent inspector of elections for the Annual Meeting.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

        We and our general partner have no employees. All of our officers and other personnel necessary for our business to function (to the extent not out-sourced) are employed by GP LLC. GP LLC is the general partner of Plains AAP, L.P. ("AAP"), which is the sole member of PAA GP LLC, which is the general partner of PAA. We are the sole member of GP LLC, and PAGP GP is our general partner. The Board has responsibility for managing the business and affairs of PAGP, PAA and AAP. Pursuant to PAGP GP's Third Amended and Restated Limited Liability Company Agreement (the "PAGP GP LLC Agreement"), the Board consists of 12 members divided into three staggered classes (excluding those directors who are also officers), with each class serving an initial term of one, two or three years based on the expiration dates set forth below, to be followed by regular three year terms thereafter.

Name	Class	Expiration of Initial Term
Officer Directors:
Greg L. Armstrong	n/a	n/a
Harry N. Pefanis	n/a	n/a
Willie Chiang	n/a	n/a
Designated Directors:
John T. Raymond	I	2020
Robert V. Sinnott	II	2019
Oscar K. Brown	III	2018
Independent Directors:
Everardo Goyanes	I	2020
J. Taft Symonds	I	2020
Victor Burk	II	2019
Gary R. Petersen	II	2019
Bobby S. Shackouls	III	2018
Christopher M. Temple	III	2018

        Pursuant to the PAGP GP LLC Agreement, Board members are appointed as follows:

  •
  Six of the members (three of whom must be independent directors eligible to serve on the audit committee) are eligible for election at our annual meetings upon the expiration of their initial terms, and may be removed by the Board;

  •
  Three of the members are designated to serve on the Board by the three members of PAGP GP that currently hold board designation rights: Messrs. Raymond, Sinnott and Brown are designated by affiliates of The Energy & Minerals Group, Kayne Anderson Investment Management Inc. and Occidental Petroleum Corporation, respectively; and

  •
  One of the members, Greg L. Armstrong, is the Chief Executive Officer, who is automatically designated as a director under the PAGP GP LLC Agreement, and two of the members, Harry N. Pefanis and Willie Chiang, are also officers of PAGP GP and were appointed by (and may be removed by) majority vote of the Board.

Any member of PAGP GP that accumulates a "qualifying interest" in AAP of at least 20% (based on the outstanding interests of AAP as of the closing of the Simplification Transactions) and does not otherwise have a PAGP GP board designation right may designate a PAGP GP director, except that there may be no more than three designated directors serving on the Board at any one time. In addition, if PAA fails to make three distributions on its Series A preferred units (whether or not consecutive), the holders of Series A preferred units will have the right to appoint a new member of the Board to serve until such time as all accrued and unpaid distributions on the Series A preferred units have been paid in full.

        At each annual meeting, only the eligible directors of a class whose term is expiring (i.e., directors of such class who are not "designated" directors) will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director's earlier resignation, death or removal. If a director is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor. For additional information about the functioning and structure of our Board, please see the section of this proxy statement entitled "Corporate Governance and Related Matters" beginning on page 12.

Class III Director Nominees

        The Board proposes that Messrs. Shackouls and Temple, current non-designated Class III directors, be elected to serve until the 2021 annual meeting. Messrs. Shackouls and Temple have consented to serve if elected. If either of Messrs. Shackouls or Temple becomes unavailable to serve as a director prior to the Annual Meeting, the Board may designate a substitute nominee, or the Board may decide to reduce the size of the Board. In the case of a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

        Bobby S. Shackouls, age 67, has served as a director of PAGP GP since January 2014. Mr. Shackouls served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006, and continued to serve on the ConocoPhillips Board of Directors until his retirement in May 2011. Prior thereto, Mr. Shackouls served as President and Chief Executive Officer of Meridian Oil, Inc, a wholly owned subsidiary of Burlington Resources, from 1994-1995, and as President and Chief Executive Officer of Burlington Resources from 1995 until 2006. Mr. Shackouls currently serves as a director and member of the audit and corporate governance committees of The Kroger Co., and as a director and chairman of the compensation committee of Oasis Petroleum. He served as a director and member of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. The Board has determined that Mr. Shackouls is "independent" under applicable NYSE rules. We believe that Mr. Shackouls' extensive experience within the energy industry offers valuable perspective and, in tandem with his long history of leadership as the CEO of a public company, make him highly qualified to serve as a member of the Board.

        Christopher M. Temple, age 50, has served as a director of PAGP GP since November 2016. He served as a director of PAA's general partner from May 2009 until November 2016. He is President of DelTex Capital LLC (a private investment firm) and served as Chairman of Brawler Industries, LLC, a Midland, Texas based distributor of engineered plastics used in the exploration and production of oil and gas, from September 2012 to July 2016. Mr. Temple serves on the board of HMT Tank, LLC, a provider of above-ground storage tank products and services. He also serves on the board and is chairman of the audit committee of Owl Rock Capital Corporation and Owl Rock Capital Corporation II, both of which are business development companies providing debt and equity financing to middle-market companies across a variety of industries. Mr. Temple served as the President of Vulcan Capital, the private investment group of Vulcan Inc., from May 2009 until December 2009 and as Vice President of Vulcan Capital from September 2008 to May 2009. Mr. Temple served on the board of directors and audit committee of Clear Channel Outdoor Holdings from April 2011 through May 2017. Mr. Temple previously served on the board of directors and audit committee of Charter Communications, Inc. from November 2009 through January 2011. Prior to joining Vulcan in September 2008, Mr. Temple served as a managing director at Tailwind Capital LLC from May to August 2008. Prior to joining Tailwind, Mr. Temple was a managing director at Friend Skoler & Co., Inc. from May 2005 to May 2008. From April 1996 to December 2004, Mr. Temple was a managing director at Thayer Capital Partners. Additionally, Mr. Temple was a licensed CPA serving clients in the energy sector with KPMG in Houston, Texas from 1989 to 1993. Mr. Temple holds a BBA, magna cum laude, from the University of Texas and an MBA from Harvard. The Board has determined that Mr. Temple is "independent" under applicable NYSE rules. Mr. Temple has a broad investment management background across a variety of business sectors, as well as experience in the energy sector. We believe that this background, along with the leadership attributes indicated by his executive experience, provide an important source of insight and perspective to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE ELECTION OF EACH OF BOBBY S. SHACKOULS AND CHRISTOPHER M. TEMPLE
AS A CLASS III DIRECTOR OF OUR GENERAL PARTNER'S BOARD OF DIRECTORS.

Other Directors Not Standing for Election at this Annual Meeting

Class III Designated Director (not subject to Shareholder election):

        Oscar K. Brown, age 47, has served as a director of PAGP GP since August 2017. Mr. Brown is Senior Vice President, Corporate Strategy and Development, at Occidental Petroleum Corporation. In this role, he oversees Occidental's global business development functions and supports its growth path by advising and executing on new business models, commercial strategies and acquisition and divestiture opportunities. Mr. Brown joined Occidental in August 2016 from Bank of America Merrill Lynch, where he most recently served as managing director and Co-head of Americas Energy Investment Banking. He previously worked at Barclays Capital, Lehman Brothers and Credit Suisse First Boston. Mr. Brown has more than 25 years of energy banking experience in 25 countries, advising on $200 billion of M&A and financing transactions for exploration and production, integrated oil, chemical, midstream and oil field service companies. Mr. Brown serves on the boards of Houston's Alley Theatre and Junior Achievement of Southeast Texas, and is an alumnus and emeritus member of The Children's Fund . He holds a BBA degree in Finance and Marketing from the University of Texas at Austin. We believe that Mr. Brown's broad experience in the energy industry, combined with his financial and analytical background, provides the Board a distinctive and valuable perspective.

Class II Independent Directors (terms expire in 2019):

        Victor Burk, age 68, has served as a director of PAGP GP since January 2014. He has been a Managing Director for Alvarez and Marsal, a privately owned professional services firm since April 2009. From 2005 to 2009, Mr. Burk was the global energy practice leader for Spencer Stuart, a privately owned executive recruiting firm. Prior to joining Spencer Stuart, Mr. Burk served as managing partner of Deloitte & Touche's global oil and natural gas group from 2002 to 2005. He began his professional career in 1972 with Arthur Andersen and served as managing partner of Arthur Andersen's global oil and natural gas group from 1989 until 2002. Mr. Burk is on the board of directors of EV Management, LLC, the ultimate general partner of EV Energy Partners, L.P., a publicly traded limited partnership engaged in the acquisition, development and production of oil and natural gas. Mr. Burk served as a director and as chairman of the audit committee of PNGS GP LLC, the general partner of PAA Natural Gas Storage, L.P., from April 2010 through December 2013. Mr. Burk also serves as a board member of the Sam Houston Area Council of the Boy Scouts of America. He received a BBA in Accounting from Stephen F. Austin State University, graduating with highest honors. The Board has determined that Mr. Burk is "independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert." We believe that Mr. Burk's background, spanning over 30 years of extensive public accounting and consulting in the energy industry, coupled with his demonstrated leadership abilities, brings valuable experience and insight to the Board.

        Gary R. Petersen, age 71, has served as a director of PAGP GP since November 2016. He served as a director of PAA's general partner from June 2001 until November 2016. Mr. Petersen is a Managing Partner of EnCap Investments L.P., an investment management firm which he co-founded in 1988. He is also a director of EV Energy Partners, L.P. He had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank

Corporation. Prior to his position at RepublicBank, he was Executive Vice President and a member of the Board of Directors of Nicklos Oil & Gas Company from 1979 to 1984. He served from 1970 to 1971 in the U.S. Army as a First Lieutenant in the Finance Corps and as an Army Officer in the Army Security Agency. He is a member of the Independent Petroleum Association of America, the Houston Producers Forum and the Petroleum Club of Houston. Mr. Petersen holds BBA and MBA degrees in finance from Texas Tech University. The Board has determined that Mr. Petersen is "independent" under applicable NYSE rules. Mr. Petersen has been involved in the energy sector for a period of more than 35 years, garnering extensive knowledge of the energy sectors' various cycles, as well as the current market and industry knowledge that comes with management of approximately $18 billion of energy-related investments. In tandem with the leadership qualities evidenced by his executive background, we believe that Mr. Petersen brings numerous valuable attributes to the Board.

Class II Designated Director (not subject to Shareholder election):

        Robert V. Sinnott, age 68, has served as a director of PAGP GP since October 2013. He served as a director of PAA's general partner or former general partner from September 1998 until November 2016. Mr. Sinnott is Co-Chairman of Kayne Anderson Capital Advisors, L.P. (an investment management firm). He also served as a Managing Director from 1992 to 1996, Senior Managing Director from 1996 until 2010 and Chief Executive Officer and Chief Investment Officer from 2010 until 2016. He is also President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Sinnott served as a director of Kayne Anderson Energy Development Company from 2006 through June 2013. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992, and previously held positions with United Energy Resources, a pipeline company, and Bank of America in its oil and gas finance department. Mr. Sinnott serves as vice-chairman of the board of directors of Kayne Anderson Acquisition Corp., a blank check company that intends to acquire and operate a business in the energy industry.He also serves as a director of California Resources Corporation. Mr. Sinnott received a BA from the University of Virginia and an MBA from Harvard. Mr. Sinnott's extensive investment management background includes his current role of overseeing approximately $16 billion of energy-related investments. Coupled with his direct involvement in the energy sector, spanning more than 30 years, the breadth of his current market and industry knowledge is enhanced by the depth of his knowledge of the various cycles in the energy sector. We believe that as a result of his background and knowledge, as well as the attributes of leadership demonstrated by his executive experience, Mr. Sinnott brings substantial experience and skill to the Board.

Class I Independent Directors (terms expire in 2020):

        Everardo Goyanes, age 73, has served as a director of PAGP GP since October 2013. He served as a director of PAA's general partner or former general partner from May 1999 until November 2016. He is Founder of Ex Cathedra LLC (a consulting firm). Mr. Goyanes served as Chairman of Liberty Natural Resources from April 2009 until August 2011. From May 2000 to April 2009, he was President and Chief Executive Officer of Liberty Energy Holdings, LLC (an energy investment firm). From 1999 to May 2000, he was a financial consultant specializing in natural resources. From 1989 to 1999, he was Managing Director of the Natural Resources Group of ING Barings Furman Selz (a banking firm). He was a financial consultant from 1987 to 1989 and was Vice President—Finance of Forest Oil Corporation from 1983 to 1987. From 1967 to 1982, Mr. Goyanes served in various financial and management capacities at Chase Bank, where his major emphasis was international and corporate finance to large independent and major oil companies. Mr. Goyanes sits on the board of Fifth Avenue Real Assets 3 LLC and Fifth Avenue Real Assets 4 LLC, funds advised by Bessemer Trust Company N.A. Mr. Goyanes received a BA in Economics from Cornell University and a Masters degree in Finance (honors) from Babson Institute. The Board has determined that Mr. Goyanes is "independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert."

Mr. Goyanes' qualifications as an Audit Committee Financial Expert are supplemented by extensive experience comprising direct involvement in the energy sector over a span of more than 30 years. We believe that this experience, coupled with the leadership qualities demonstrated by his executive background bring important experience and skill to the Board.

        J. Taft Symonds, age 78, has served as a director of PAGP GP since November 2016. He served as a director of PAA's general partner from June 2001 until November 2016. Mr. Symonds is Chairman of the Board of Symonds Investment Company, Inc. (a private investment firm). From 1978 to 2004 he was Chairman of the Board and Chief Financial Officer of Maurice Pincoffs Company, Inc. (an international marketing firm). Mr. Symonds has a background in both investment and commercial banking, including merchant banking in New York, London and Hong Kong with Paine Webber, Robert Fleming Group and Banque de la Societe Financiere Europeenne. He was Chairman of the Houston Arboretum and Nature Center and currently serves as a director of Howard Supply Company LLC. Mr. Symonds previously served as a director of Tetra Technologies Inc., Schilling Robotics LLC and Free Flow Wines LLC, where he served on the audit committee. Mr. Symonds received a BA from Stanford University and an MBA from Harvard. The Board has determined that Mr. Symonds is "independent" under applicable NYSE rules and qualifies as an "Audit Committee Financial Expert." In addition to his qualifications as an Audit Committee Financial Expert, Mr. Symonds has a broad background in both commercial and investment banking, as well as investment management, all with a heavy emphasis on the energy sector. We believe that Mr. Symonds' background offers to the Board a distinct and valuable knowledge base representative of both the capital and physical markets and refined by the leadership qualities evident from his executive experience.

Class I Designated Director (not subject to Shareholder election):

        John T. Raymond, age 47, has served as a director of PAGP GP since October 2013. He served as a director of PAA's general partner from December 2010 until November 2016. Mr. Raymond is an owner and founder of The Energy & Minerals Group, which is the management company for a series of specialized private equity funds. EMG was founded in 2006 and focuses on investing across various facets of the global natural resource industry including the upstream and midstream segments of the energy complex. As of September 30, 2017, EMG has approximately $15.8 billion of regulatory assets under management and approximately $10.5 billion in commitments have been allocated across the energy sector since inception. Previous to that time, Mr. Raymond held leadership positions with various energy companies, including President and CEO of Plains Resources Inc. (the predecessor entity for Vulcan Energy), President and Chief Operating Officer of Plains Exploration and Production Company and Director of Development for Kinder Morgan, Inc. Mr. Raymond has been a direct or indirect owner of PAA's general partner since 2001 and served on the board of PAA's general partner from 2001 to 2005. He serves on numerous other boards, including NGL Energy Holdings LLC, the general partner of NGL Energy Partners, L.P., Tallgrass MLP GP, LLC, the general partner of Tallgrass Energy Partners, L.P. and Tallgrass Management, LLC, the general partner of Tallgrass Energy GP, L.P. Mr. Raymond received a BSM degree from the A.B. Freeman School of Business at Tulane University with dual concentrations in finance and accounting. We believe that Mr. Raymond's experience with investment in and management of a variety of upstream and midstream assets and operations provides a valuable resource to the Board.

Officer Directors (not classified and not subject to Shareholder election):

        Greg L. Armstrong, age 59, has served as Chairman of the Board and Chief Executive Officer of PAGP GP since July 2013 and as Chairman of the Board and Chief Executive Officer of GP LLC since PAA's formation in 1998. He also served as a director of PAA's general partner or former general partner from PAA's formation until November 2016. In addition, he was President, Chief Executive Officer and director of Plains Resources Inc. from 1992 to May 2001. He previously served Plains

Resources as: President and Chief Operating Officer from October to December 1992; Executive Vice President and Chief Financial Officer from June to October 1992; Senior Vice President and Chief Financial Officer from 1991 to 1992; Vice President and Chief Financial Officer from 1984 to 1991; Corporate Secretary from 1981 to 1988; and Treasurer from 1984 to 1987. Mr. Armstrong is a director and Deputy Chairman of the Federal Reserve Bank of Dallas, and a director of National Oilwell Varco, Inc. Mr. Armstrong is also a member of the advisory board of the Maguire Energy Institute at the Cox School of Business at Southern Methodist University, and is Chairman of the National Petroleum Council.

        Harry N. Pefanis, age 60, has served as a Director of PAGP GP since February 2017 and as President and Chief Commercial Officer since January 2018. He has also served as President and Chief Commercial Officer of GP LLC since January 2018, and served as President and Chief Operating Officer of GP LLC from PAA's formation in 1998 through December 2017. He was also a director of PAA's former general partner. In addition, he was Executive Vice President—Midstream of Plains Resources from May 1998 to May 2001. He previously served Plains Resources as: Senior Vice President from February 1996 until May 1998; Vice President—Products Marketing from 1988 to February 1996; Manager of Products Marketing from 1987 to 1988; and Special Assistant for Corporate Planning from 1983 to 1987. Mr. Pefanis was also President of several former midstream subsidiaries of Plains Resources until PAA's formation. Mr. Pefanis is a director of Settoon Towing.

        Willie Chiang, age 57, has served as a Director of PAGP GP since February 2017 and as Executive Vice President and Chief Operating Officer since January 2018. He has also served as Executive Vice President and Chief Operating Officer of GP LLC since January 2018, and served as Executive Vice President and Chief Operating Officer (U.S.) of GP LLC from August 2015 through December 2017. Prior to joining Plains, Mr. Chiang served as Executive Vice President—Operations for Occidental Petroleum Corporation from 2012 until 2015. From 1996 until 2012, he served in various positions at ConocoPhillips, including most recently as Senior Vice President—Refining, Marketing, Transportation and Commercial.

 CORPORATE GOVERNANCE AND RELATED MATTERS

Our Management and Governance

        We own a 100% managing member interest in GP LLC, which owns a non-economic general partner interest in AAP. As of March 20, 2018, we also owned, directly and through GP LLC, a 55.5% limited partner interest in AAP, which directly owns approximately 284 million of PAA's outstanding common units (representing approximately 36% of PAA's outstanding common units and Series A preferred units combined). AAP is the sole member of PAA GP LLC, which directly holds the non-economic general partner interest in PAA. PAGP GP holds a non-economic general partner interest in us and manages our operations and activities. We own a 48.8% membership interest in PAGP GP and the balance of the membership interests in PAGP GP are owned by various individuals and entities. The Board has responsibility for managing the business and affairs of PAGP, PAA and AAP.

        We and our general partner have no employees. All of our officers and other personnel necessary for our business to function (to the extent not out-sourced) are employed by GP LLC. All of the officers of our general partner are also officers of GP LLC. Our general partner's executive officers spend the substantial majority of their time managing the business of PAA, which benefits us as PAA's performance will determine our success. We estimate that these officers spend less than 10% of their time on our business, as distinct from PAA's business. The actual time devoted by these officers to managing our business as well as PAA's will fluctuate as a result of the relative activity level between the two entities.

        Our Class A shareholders are limited partners and do not participate in the management of our operations. Unlike holders of common stock in a corporation, our shareholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific shareholder rights contained in our partnership agreement. As a result, prior to 2018, we have not historically held regular annual meetings of shareholders for the purpose of electing directors or soliciting approval of any other routine matters. As a general partner, PAGP GP is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner.

Board Leadership Structure and Role in Risk Oversight

        Our CEO also serves as Chairman of the Board. The Board has no policy with respect to the separation of the offices of chairman and CEO; rather, that relationship is currently defined and governed by the PAGP GP LLC Agreement and the employment agreement with the CEO, which currently require coincidence of the offices. However, pursuant to the terms of the PAGP GP LLC Agreement, if and when our Board elects a successor to our current CEO, by majority vote our Board may determine to separate the offices of CEO and Chairman of the Board. We do not have a lead independent director.

        The management of enterprise-level risk (ELR) may be defined as the process of identifying, managing and monitoring events that present opportunities and risks with respect to creation of value for our shareholders. The Board has delegated to management the primary responsibility for ELR management, while the Board has retained responsibility for oversight of management in that regard. Management provides a formal ELR assessment to the Board at least once every year.

Non-Management Executive Sessions and Shareholder Communications

        Non-management directors meet in executive session in connection with each regular Board meeting. On a rotating basis (determined alphabetically by last name), one of the non-management directors acts as presiding director at each such regularly scheduled executive session. As circumstances warrant, non-management directors may also meet in executive sessions of special meetings of the Board.

        Interested parties can communicate directly with non-management directors by mail in care of the General Counsel and Secretary or in care of the Vice President of Internal Audit at Plains All American Pipeline, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002. Such communications should specify the intended recipient or recipients. Commercial solicitations or communications will not be forwarded.

Independence Determinations and Audit Committee

        Because we are a limited partnership, the listing standards of the NYSE do not require that we or our general partner have a majority of independent directors on the Board, or that we establish or maintain a nominating or compensation committee of the Board. We are, however, required to have an audit committee consisting of at least three members, all of whom are required to be "independent" as defined in applicable NYSE and SEC rules.

        To be considered independent under NYSE listing standards, our Board must determine that a director has no material relationship with us other than as a director. The standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants.

        We have an audit committee that reviews our external financial reporting, engages our independent auditors, and reviews the adequacy of our internal accounting controls. The charter of our audit committee is available on our website. See "—Meetings and Other Information" for information on how to access or obtain copies of this charter. The Board has determined that each member of our audit committee (Messrs. Burk, Goyanes and Symonds) is (i) "independent" under applicable NYSE and SEC rules and (ii) an "Audit Committee Financial Expert," as that term is defined in Item 407 of Regulation S-K.

        None of the members of our audit committee has any relationships with any of PAGP GP, PAA or us, other than as a director, shareholder or unitholder.

Compensation Committee; Compensation Committee Interlocks and Insider Participation

        Although not required by NYSE listing standards, we have a compensation committee that reviews and makes recommendations to the Board regarding the compensation for the executive officers and administers our equity compensation plans for officers and key employees. The charter of our compensation committee is available on our website. See "—Meetings and Other Information" for information on how to access or obtain copies of this charter. The compensation committee currently consists of Messrs. Petersen, Raymond and Sinnott. Under applicable stock exchange rules, none of the members of our compensation committee is required to be "independent." The compensation committee has the sole authority to retain any compensation consultants to be used to assist the committee, but did not retain any consultants in 2017. The compensation committee has delegated limited authority to the CEO to administer our long-term incentive plans with respect to employees other than executive officers.

        During 2017, none of the members of the compensation committee was an officer or employee of ours or any of our subsidiaries, or served as an officer of any company with respect to which any of our executive officers served on such company's board of directors. In addition, none of the members of the compensation committee are former employees of ours or any of our subsidiaries. Mr. Petersen is associated with EnCap, Mr. Raymond is associated with EMG and Mr. Sinnott is associated with Kayne

Anderson and its affiliates. We have relationships with these entities. See "Certain Relationships and Related Transactions."

Governance and Other Committees

        Although not required by NYSE listing standards, we also have a governance committee that periodically reviews our governance guidelines. The charter of our governance committee is available on our website. See "—Meetings and Other Information" for information on how to access or obtain copies of this charter. The governance committee currently consists of Messrs. Petersen, Shackouls and Symonds. Under applicable stock exchange rules, none of the members of our governance committee is required to be "independent." With respect to any director nominations to be made by the Board in connection with director elections or in the event of a vacancy in the three required independent director seats on our Board, in each case to the extent requested by the Chairman of the Board, the governance committee will assist in identifying and screening potential candidates. Upon request, the governance committee is also available to assist in identifying and screening potential candidates for any vacancy with respect to directors other than independent directors or directors designated by a designating member. The governance committee will base any recommendations on an assessment of the skills, experience and characteristics of the candidate in the context of the needs of the Board. The governance committee does not have a policy with regard to the consideration of diversity in identifying director nominees; therefore, diversity may or may not be considered in connection with the assessment process. As a minimum requirement for the three required independent Board seats, any candidate must be "independent" and qualify for service on the audit committee under applicable SEC and NYSE rules and the PAGP GP LLC Agreement.

        Our partnership agreement provides for the establishment of a conflicts committee as circumstances warrant to review conflicts of interest between us and our limited partners, on the one hand, and our general partner, its owners and their respective affiliates, on the other hand. Such committee would consist of a minimum of two independent non-employee members of the Board. Our partnership agreement provides that any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties owed to us or our shareholders. See "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Persons."

Meetings and Other Information

        During the last fiscal year, our Board had seven meetings, our audit committee had eight meetings and our compensation committee had two meetings. All directors have access to members of management, and a substantial amount of information transfer and informal communication occurs between meetings. None of our directors attended fewer than 75% of the aggregate number of meetings of the Board and applicable committees of the Board on which the director served.

        As discussed above, our general partner manages our operations and activities under the direction of the Board, whose members, prior to 2018, were either designated by certain members of PAGP GP or appointed by vote of the Board. Accordingly, unlike holders of common stock in a corporation, our shareholders have only limited voting rights on matters affecting our business or governance, subject in all cases to any specific shareholder rights contained in our partnership agreement. As a result, prior to 2018, we have not historically held regular annual meetings of shareholders for the purpose of electing directors or soliciting approval of any other routine or non-routine matters.

        All of our standing committees have charters. Our committee charters and governance guidelines, as well as our Code of Business Conduct and our Code of Ethics for Senior Financial Officers (which applies to our principal executive officer, principal financial officer and principal accounting officer), are available under the Structure and Governance tab under "Company Information" in the Investor Relations section of our Internet website at http://www.plainsallamerican.com. We intend to disclose any amendment to or waiver of the Code of Ethics for Senior Financial Officers and any waiver of our Code of Business Conduct on behalf of an executive officer or director either on our Internet website or in an 8-K filing.

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers (for purposes of Item 401(b) of Regulation S-K) as of the date of this proxy statement. Executive officers are appointed by the Board. There is no family relationship between any executive officer and director.

Name	Age (as of 3/20/18)	Position
Greg L. Armstrong*	59	Chairman of the Board, Chief Executive Officer and Director
Harry N. Pefanis*	60	President, Chief Commercial Officer and Director
Willie Chiang*	57	Executive Vice President, Chief Operating Officer and Director
Richard K. McGee	57	Executive Vice President, General Counsel and Secretary
Daniel J. Nerbonne	61	Executive Vice President—Operations and Engineering
Al Swanson	54	Executive Vice President and Chief Financial Officer
Chris Herbold	45	Vice President—Accounting and Chief Accounting Officer

*
Biographical information for Messrs. Armstrong, Pefanis and Chiang is located under Proposal 1—Election of Class III Directors.

        Richard K. McGee has served as Executive Vice President, General Counsel and Secretary of PAGP GP since July 2013 and as Executive Vice President, General Counsel and Secretary of GP LLC since February 2013. He served as Vice President, General Counsel and Secretary from March 2012 until February 2013 and served as Vice President and Deputy General Counsel from August 2011 through March 2012. He also served as Vice President—Legal and Business Development of PAA's natural gas storage business from September 2009 through March 2012. From January 1999 to July 2009, he was employed by Duke Energy, serving as President of Duke Energy International from October 2001 through July 2009 and serving as general counsel of Duke Energy Services from January 1999 through September 2001. He previously spent 12 years at Vinson & Elkins L.L.P., where he was a partner with a focus on acquisitions, divestitures and development work for various clients in the energy industry.

        Daniel J. Nerbonne has served as Executive Vice President—Operations and Engineering of PAGP GP since August 2016. Mr. Nerbonne has also served as Executive Vice President—Operations and Engineering of GP LLC since August 2016. He served as Senior Vice President—Engineering from February 2013 until August 2016 and as Vice President—Engineering from February 2005 until February 2013. Prior to joining Plains, Mr. Nerbonne was General Manager of Portfolio Projects for Shell Oil Products US and served in various capacities with Shell Pipeline Company or its predecessors from 1998 to January 2005. From 1980 to 1998, Mr. Nerbonne held numerous positions of increasing responsibility in engineering, operations, and business development, including Vice President of Business Development with Texaco Trading and Transportation or its affiliates.

        Al Swanson has served as Executive Vice President and Chief Financial Officer of PAGP GP since July 2013 and as Executive Vice President and Chief Financial Officer of GP LLC since February 2011. He previously served as Senior Vice President and Chief Financial Officer from November 2008 through February 2011, as Senior Vice President—Finance from August 2008 until November 2008 and as Senior Vice President—Finance and Treasurer from August 2007 until August 2008. He served as Vice President—Finance and Treasurer from August 2005 to August 2007, as Vice President and Treasurer from February 2004 to August 2005 and as Treasurer from May 2001 to February 2004. In addition, he held finance related positions at Plains Resources including Treasurer from February 2001 to May 2001 and Director of Treasury from November 2000 to February 2001. Prior to joining Plains Resources, he served as Treasurer of Santa Fe Snyder Corporation from 1999 to October 2000 and in various capacities at Snyder Oil Corporation including Director of Corporate Finance from 1998,

Controller—SOCO Offshore, Inc. from 1997, and Accounting Manager from 1992. Mr. Swanson began his career with Apache Corporation in 1986 serving in internal audit and accounting.

        Chris Herbold has served as Vice President—Accounting and Chief Accounting Officer of PAGP GP since July 2013 and as Vice President—Accounting and Chief Accounting Officer of GP LLC since August 2010. He served as Controller of PAA from 2008 until August 2010. He previously served as Director of Operational Accounting from 2006 to 2008, Director of Financial Reporting and Accounting from 2003 to 2006 and Manager of SEC and Financial Reporting from 2002 to 2003. Prior to joining PAA in April 2002, Mr. Herbold spent seven years working for the accounting firm Arthur Andersen LLP.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        The compensation committee reviews and makes recommendations to the Board regarding the compensation for the executive officers and directors. In fulfilling its oversight responsibilities, the compensation committee reviewed and discussed the following compensation discussion and analysis with management and, based on such review and discussion, has recommended to the Board that the compensation discussion and analysis be included in this proxy statement.

Robert V. Sinnott, Chairman Gary R. Petersen John T. Raymond

Compensation Discussion and Analysis

        Neither we nor our general partner have employees. All of our officers and other personnel necessary for our business to function (to the extent not out-sourced) are employed by GP LLC. Applicable disclosure rules require us to discuss certain aspects of the compensation of our "Named Executive Officers," which include our Chief Executive Officer ("CEO"), our Chief Financial Officer ("CFO"), and the three most highly compensated executive officers who received compensation in excess of $100,000 during the previous fiscal year. For 2017, we are including one additional individual as a Named Executive Officer. Therefore, as used throughout this Compensation Discussion and Analysis, the term Named Executive Officers includes Messrs. Armstrong, Pefanis, Chiang, Swanson, Nerbonne and vonBerg.

        We do not separately compensate our Named Executive Officers; rather, their management of our business is part of the service provided by GP LLC under the Administrative Agreement. Our Named Executive Officers participate in the employee benefit plans and arrangements of GP LLC and PAA, including plans that may be established in the future. Neither we nor our general partner have entered into any employment or benefits-related agreements with any individual who provides executive officer services to us.

        The compensation information set forth in this section discloses the compensation discussion and analysis of PAA for the year ended December 31, 2017. This section will provide insight into GP LLC's compensation philosophy and policies that governed the compensation of our Named Executive Officers as it relates to their services performed on behalf of PAA during the 2017 fiscal year.

PAA Background

        All of PAA's officers and employees are employed by GP LLC. Under its partnership agreement, PAA is required to reimburse its general partner and its general partner's affiliates for all employment-related costs, including compensation for the Named Executive Officers.

Objectives

        Since PAA's inception, it has employed a compensation philosophy that emphasizes pay for performance, both on an individual and entity level, and places the majority of each Named Executive Officer's compensation at risk. The primary long-term measure of PAA's performance is its ability to sustain and increase its distributable cash flow and make quarterly distributions to its unitholders. PAA believes its pay-for-performance approach aligns the interests of the executive officers with that of its equity holders, and at the same time enables it to maintain a lower level of base overhead in the event PAA's operating and financial performance is below expectations. PAA's executive compensation is designed to attract and retain individuals with the background and skills necessary to successfully execute PAA's business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interest with that of PAA's unitholders, and to reward success in reaching such goals. PAA uses three primary elements of compensation to fulfill that design—salary, cash bonus and long-term equity incentive awards. Cash bonuses and equity incentives (as opposed to salary) represent the performance driven elements. They are also flexible in application and can be tailored to meet PAA's objectives. The determination of specific individuals' cash bonuses is based on their relative contribution to achieving or exceeding annual goals and/or performance against opportunities and challenges and the determination of specific individuals' long-term incentive awards is based on their expected contribution in respect of longer term performance objectives. PAA does not maintain a defined benefit or pension plan for its employees, including the Named Executive Officers, as PAA believes such plans primarily reward longevity and not performance. PAA provides a basic benefits package generally to all employees, including the Named Executive Officers, which includes a 401(k) plan and health, disability and life insurance. In instances considered necessary for the execution of their job responsibilities, PAA has also reimbursed certain of the Named Executive Officers and other employees for club dues and similar expenses; however, club dues reimbursements for Named Executive Officers were discontinued in 2017. PAA considers these benefits and reimbursements to be typical of other employers, and does not believe they are distinctive of its compensation program.

Elements of Compensation

        Salary.    PAA does not "benchmark" salary or bonus amounts. In practice, PAA believes its salaries are generally competitive with the narrower universe of large-cap master limited partnerships, but are moderate relative to the broad spectrum of energy industry competitors for similar talent.

        Cash Bonuses.    PAA's cash bonuses include annual discretionary bonuses in which all of the Named Executive Officers potentially participate, as well as a quarterly bonus program in which Mr. vonBerg participates.

        Long-Term Incentive Awards.    The primary long-term measure of PAA's performance is its ability to sustain and increase its distributable cash flow and make quarterly distributions to its unitholders. Historically, PAA has generally used performance-indexed phantom unit grants issued under its Long-Term Incentive Plans to encourage and reward timely achievement of targeted distribution levels and align the long-term interests of the Named Executive Officers with those of its unitholders. These grants require minimum service periods as further described below in order to encourage long-term retention. A phantom unit is the right to receive, upon the satisfaction of vesting criteria specified in the grant, a common unit (or cash equivalent). PAA does not use options as a form of incentive compensation. Unlike "vesting" of an option, vesting of a phantom unit results in delivery of a common unit or cash of equivalent value as opposed to a right to exercise. Terms of historical phantom unit grants have varied, but generally phantom units vest upon the later of achievement of performance threshold levels and continued employment for periods ranging from two to five years. These performance thresholds have historically been generally consistent with PAA's targeted range for distribution growth and provide for the Named Executive Officers to receive distributions on phantom units prior to vesting in the underlying common units (referred to as distribution equivalent rights, or "DERs").

        In 2007, the owners of AAP authorized the creation of Class B units of AAP ("AAP Management Units"), each of which represents a profits interest in AAP, and authorized the compensation committee to issue grants of AAP Management Units to create additional long-term incentives for PAA's management designed to attract talent and encourage retention over an extended period of time.

        The AAP Management Units are subject to restrictions on transfer and generally become incrementally "earned" (entitled to receive distributions) upon achievement of certain performance thresholds that are aligned with the interests of PAA's common unitholders.

        To encourage retention following achievement of the applicable performance benchmarks, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value that is generally exercisable upon the termination of a holder's employment with GP LLC and its affiliates (other than termination under certain circumstances such as a termination without cause or by the employee for good reason) prior to certain stated dates. If a holder of an AAP Management Unit remains employed past such designated date (or prior to such date such holder is terminated without cause or quits for good reason), any earned units are no longer subject to the call right and are deemed to have "vested." As of March 20, 2018, all AAP Management Units previously granted to Messrs. Armstrong, Pefanis, Swanson and vonBerg and a portion of the AAP Management Units previously granted to Mr. Nerbonne had vested and have been converted as described below and are no longer outstanding. As of March 20, 2018, Mr. Chiang owned 375,521 AAP Management Units that have not met the earnings thresholds and Mr. Nerbonne owned 56,328 AAP Management Units that have not met the earnings thresholds. The vesting date for the AAP Management Units held by Messrs. Chiang and Nerbonne is January 1, 2023. The size of the discount to fair market value reflected in the potential call right purchase price decreases over time pursuant to a formula set forth in each AAP Management Unit grant agreement. AAP Management Unit grants also provide that all earned AAP Management Units and a portion of any unearned and unvested AAP Management Units will vest upon a change of control. All earned AAP Management Units will also vest if AAP does not timely exercise its call right.

        As long as the PAGP Class A shares are publicly traded, each vested AAP Management Unit may be converted into Class A units of AAP ("AAP units") and a like number of PAGP Class B shares based on a conversion ratio of approximately 0.941. Following any such conversion, the resulting AAP units and PAGP Class B shares are exchangeable for PAGP Class A shares or redeemable for PAA common units, in each case on a one-for-one basis as provided in the AAP limited partnership agreement. See "Certain Relationships and Related Transactions—AAP Management Units."

        Prior to the Simplification Transactions, the entire economic burden of the AAP Management Units was borne by AAP. However, in connection with the closing of the Simplification Transactions, AAP received one PAA common unit for each outstanding earned and vested AAP Management Unit (on a post-conversion basis), and PAA withheld approximately 800,000 units from the Simplification Transactions consideration for future distributions to AAP when and if any outstanding but unearned AAP Management Units become earned.

Relation of Compensation Elements to Compensation Objectives

        PAA's compensation program is designed to motivate, reward and retain its executive officers. Cash bonuses serve as a near-term motivation and reward for achieving the annual goals established at the beginning of each year. Phantom unit awards (and associated DERs) and AAP Management Units provide motivation and reward over both the near-term and long-term for achieving performance thresholds necessary for earning and vesting. The level of annual bonus and phantom unit awards reflect PAA's relatively moderate salary profile and the significant weighting towards performance based, at-risk compensation. Salaries and cash bonuses (particularly quarterly bonuses), as well as currently payable DERs associated with unvested phantom units and earned AAP Management Units subject to AAP's call right, serve as near-term retention tools. Longer-term retention is facilitated by the minimum service periods of up to five years associated with phantom unit awards, the long-term vesting profile of the AAP Management Units and, in the case of certain executives directly involved in activities that generate partnership earnings, annual bonuses that are payable over a three-year period. To facilitate the compensation committee in reviewing and making recommendations, a compensation "tally sheet" is prepared by the CEO and General Counsel and provided to the compensation committee.

        PAA stresses performance-based compensation elements to attempt to create a performance-driven environment in which its executive officers are (i) motivated to perform over both the short term and the long term, (ii) appropriately rewarded for their services and (iii) encouraged to remain with PAA even after meeting long-term performance thresholds in order to meet the minimum service periods and realize the opportunity to earn future rewards. PAA believes its compensation philosophy as implemented by application of the three primary compensation elements (i) aligns the interests of the Named Executive Officers with PAA's unitholders, (ii) positions PAA to achieve its business goals, and (iii) effectively encourages the exercise of sound judgment and risk-taking that is conducive to creating and sustaining long-term value. We believe the processes employed by the compensation committee and by the Board in applying the elements of compensation (as discussed in more detail below) provide an adequate level of oversight with respect to the degree of risk being taken by management to achieve short-term performance goals. See "Relation of Compensation Policies and Practices to Risk Management."

Application of Compensation Elements

        Salary.    PAA does not make systematic annual adjustments to the salaries of the Named Executive Officers. PAA does, however, make salary adjustments as necessary to maintain hierarchical relationships among senior management levels after new senior management members are added to keep pace with PAA's overall growth. Since the date of PAA's initial public offering in 1998 (or date of employment, if later) through December 31, 2017, Mr. Armstrong has received one salary adjustment, Mr. Pefanis has received two salary adjustments, Mr. Swanson has received five salary adjustments, Mr. Nerbonne has received three salary adjustments and Mr. vonBerg has received two salary adjustments in connection with taking on increasing responsibilities and promotions. During 2016 and 2017, Mr. Armstrong unilaterally elected to forego approximately 90% of his annual base salary.

        Annual Discretionary Bonuses.    Annual discretionary bonuses are determined based on PAA's performance relative to its annual plan forecast and public guidance (typically provided quarterly in conjunction with release of earnings), and other quantitative and qualitative goals established at the beginning of each year. Such annual objectives are discussed and reviewed with the Board in conjunction with the review and authorization of the annual plan.

        At the end of each year, the CEO performs a quantitative and qualitative assessment of PAA's performance relative to goals. Key quantitative measures include earnings before interest, taxes, depreciation and amortization (including PAA's proportionate share of depreciation and amortization of unconsolidated entities) and adjusted for certain selected items impacting comparability ("Adjusted EBITDA"), relative to established guidance, as well as distributable cash flow and distributable cash flow per unit. PAA's primary performance metric is its ability to sustain and increase distributable cash flow and make cash distributions to its unitholders. Accordingly, although net income and net income per common unit are monitored to highlight inconsistencies with primary performance metrics, as is PAA's market performance relative to its MLP peers and major indices, these metrics are considered secondary performance measures. The CEO's written analysis of PAA's performance examines accomplishments, shortfalls and overall performance against opportunities and challenges, taking into account controllable and non-controllable factors encountered during the year.

        The resulting document and supporting detail is submitted to the Board for review and comment. Based on the conclusions set forth in the annual performance review, the CEO submits recommendations to the compensation committee for bonuses to the other Named Executive Officers taking into account the relative contribution of the individual officer. There are no set formulas for determining the annual discretionary bonus for the Named Executive Officers; however, pursuant to his employment agreement, Mr. Chiang is entitled to a minimum bonus of $1.25 million for 2017. Factors considered by the CEO in determining the level of bonus in general include (i) whether or not PAA achieved the goals established for the year and any notable shortfalls relative to expectations; (ii) the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year; (iii) current year operating and financial performance relative to both public guidance and prior year's performance; (iv) significant transactions or accomplishments for the period not included in the goals for the year; (v) PAA's relative prospects at the end of the year with respect to future growth and performance; and (vi) PAA's positioning at the end of the year with respect to its targeted credit profile. The CEO takes these factors into consideration as well as the relative contributions of each of the Named Executive Officers to the year's performance in developing his recommendations for bonus amounts.

        These recommendations are reviewed by and discussed with the compensation committee, adjusted as appropriate, and submitted to the Board for its review and approval. Similarly, the compensation committee typically assesses the CEO's contribution toward meeting goals, and recommends a bonus for the CEO it believes to be commensurate with such contribution. In several historical instances, the CEO and the President have requested that the bonus amount recommended by the compensation committee be reduced to maintain a closer relationship to bonuses awarded to the other Named Executive Officers and, for 2015, 2016 and 2017, have stated that they would neither request nor accept a cash bonus.

        U.S. Bonus Based on Adjusted EBITDA—Mr. vonBerg and certain other members of PAA's U.S.-based senior management team are directly involved in activities that generate partnership earnings. These individuals, along with other employees in PAA's marketing and business development groups, participate in a quarterly bonus pool, the size of which is based on adjusted EBITDA, which directly rewards for quarterly performance the commercial and asset managing employees who participate. This quarterly incentive provides a direct incentive to optimize quarterly performance even when, on an annual basis, other factors might negatively affect bonus potential. The size of the bonus pool, and the allocation of quarterly bonus amounts among all participants based on relative contribution, is recommended by Mr. Pefanis and reviewed, modified and approved by Mr. Armstrong, as appropriate. Messrs. Pefanis and Armstrong do not participate in the quarterly bonus pool. The quarterly bonus amounts for Mr. vonBerg are taken into consideration in determining the recommended annual discretionary bonus submitted by the CEO to the compensation committee.

        Long-Term Incentive Awards.    PAA has not historically made systematic annual grants of phantom unit awards to the Named Executive Officers. Although PAA has made "off cycle" awards from time to time to retain talent and incentivize performance during challenging market conditions, generally its objective has been to time the granting of awards such that the creation of new long-term incentives coincides with the satisfaction of performance thresholds under existing awards. Achievement of performance targets does not shorten the minimum service period requirement. The minimum service periods of the new awards are generally synchronized with the remaining time-vesting requirements of outstanding awards in a manner designed to encourage extended retention of the Named Executive Officers. Accordingly, these new arrangements inherently take into account the value of awards where performance levels have been achieved but have not yet vested due to ongoing service period requirements, but do not take into consideration previous awards that have fully vested. For 2016 and 2017, our CEO and President have each stated that they would neither request nor accept any long-term incentive awards.

        The compensation committee does not plan to issue any additional AAP Management Units.

Application in 2017

        At the beginning of 2017, PAA established several internal quantitative and qualitative financial, commercial, operational and organizational goals that included implementing strategic plan initiatives, advancing multi-year programs and initiatives to prepare the organization for future growth, and enhancing and improving PAA's focus on safe, compliant and reliable operations. PAA also provided public financial guidance for 2017 noting that it expected 2017 to be extremely challenging over the first half or so of the year and characterizing 2017 as a transition year. PAA stated that the most important quantitative measure for assessing PAA's performance during 2017 would be the level of preliminary 2018 adjusted EBITDA guidance provided at the end of the year, which was considered to be most reflective of PAA's positioning for the future.

        PAA reported 2017 Net Income Attributable to PAA, Adjusted EBITDA and Implied Distributable Cash Flow of approximately $0.85 billion, $2.1 billion and $1.3 billion, respectively.(1) Although meaningfully profitable in a challenging environment, PAA's overall financial and operating results fell short of 2017 guidance. PAA's fee-based businesses performed slightly ahead of 2017 guidance, growing approximately 12% over 2016 levels. However, PAA's margin-based activities came in +/– $300 million short of 2017 guidance and prior-year results, but were generally considered to be as favorable as market conditions would permit.

        During 2017, PAA also took a number of steps to significantly reduce debt, restore strong distribution coverage and drive sustainable distribution growth capacity. These steps included, among others, the reset of its annualized distribution level to $1.20 per common unit from the prior $2.20 level.

        In developing his compensation recommendations, the CEO considered these quantitative factors and context described above, as well as several qualitative factors and positive achievements. Specific achievements considered by the CEO included the following:

  •
  Executed a $1.1 billion expansion capital program generally on time and on budget, including development of key assets in the Permian Basin;

  •
  Completed the acquisition of a strategic crude oil gathering system in the Northern Delaware Basin for approximately $1.2 billion;

  •
  Completed approximately $1.1 billion of non-core asset sales at attractive valuations and advanced efforts on additional asset sales that PAA plans to complete in 2018;

  •
  Raised $2.5 billion of common and non-convertible perpetual preferred equity; and

  •
  Reduced long-term debt by $0.9 billion and total debt by $1.9 billion, while maintaining a high level of liquidity.

        PAA also undertook a comprehensive review of its organizational structure and made a number of changes to improve its effectiveness and efficiency, announced the timing for implementing the CEO succession plan, and continued to make improvements in the areas of safety, integrity, and environmental compliance.

        Several of the actions taken in 2017 contributed to securing significant commitments in early 2018 that allowed PAA to sanction a major Permian Basin pipeline project and further enhance PAA's long-term positioning. Relative to the performance construct deemed most important at the beginning of 2017, the foregoing accomplishments collectively enabled PAA to provide 2018 adjusted EBITDA guidance representing an approximate 10% increase over 2017 levels with visibility for further growth in 2019.

(1)
Adjusted EBITDA and Implied Distributable Cash Flow are non-GAAP financial measures. Information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measures, is included under the caption "Non-GAAP Financial Measures" beginning on page 83 of PAA's Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC.

        For 2017, the elements of compensation were applied as described below.

        Salary.    During 2017, in connection with the overall organization review, the compensation committee and the Board approved salary increases for the Named Executive Officers (other than Mr. Armstrong) in amounts ranging from $100,000 to $150,000. For the second consecutive year, Mr. Armstrong made the unilateral election to forego a significant portion of his base salary. See "—Employment Contracts" for additional information regarding the base salaries of the Named Executive Officers with employment contracts.

        Cash Bonuses.    Messrs. Armstrong and Pefanis have indicated that neither of them will request nor accept a bonus for 2017. The CEO's annual bonus recommendations for the remaining Named Executive Officers for 2017 were based on his assessment of PAA's quantitative and qualitative performance as well as the individual's performance against goals, opportunities and challenges, taking into consideration both controllable and non-controllable factors. Based on the CEO's annual performance review and recommendations, the compensation committee recommended to the Board and the Board approved the annual bonuses reflected in the Summary Compensation Table and notes thereto.

        Long-Term Incentive Awards.    In July 2017, the Named Executive Officers (other than Messrs. Armstrong and Pefanis, who declined to accept such awards) received supplemental LTIP awards. These supplemental awards, which include DERs payable in cash, will vest 100% on the May 2019 distribution payment date. See the "Grants of Plan Based Awards Table" below for additional information.

        In 2018, PAA modified the practice of granting larger LTIP awards every two to three years in favor of smaller annual awards. Accordingly, in March 2018, the Board authorized the grant of LTIP awards to certain Named Executive Officers. Messrs. Armstrong and Pefanis declined to accept any new awards. The awards to the remaining Named Executive Officers are designed to incentivize continued growth and fundamental performance, as well as encourage retention. The phantom units covered by these awards will vest in May 2021; provided, however, that 50% of the awards may vest prior to the May 2021 distribution date if and when PAA achieves a trailing four quarter distributable cash flow per common unit of $2.30, a 26% increase over the comparable metric for 2017. These phantom units include tandem DERs. The 2018 awards included grants to the Named Executive Officers as follows: Mr. Armstrong—none; Mr. Pefanis—none; Mr. Chiang—50,000; Mr. Swanson—30,000; Mr. Nerbonne—25,000 and Mr. vonBerg—none.

        In March 2018, the Board amended the performance terms of 252,667 PAA LTIP awards collectively held by Messrs. Chiang, Swanson and Nerbonne and 431,849 AAP Management Units collectively held by Messrs. Chiang and Nerbonne to modify the performance threshold metric from annualized quarterly distributions per unit to DCF per unit on a trailing four quarter basis. Prior to the modification, the performance thresholds for the LTIP awards and the AAP Management Units were indexed to achievement of annualized quarterly distribution levels ranging from $2.30 per unit to $2.65 per unit and $2.20 per unit to $2.80 per unit, respectively. These modifications were made primarily to insure that the performance metric for these awards remained tied to PAA's underlying financial performance notwithstanding the Board's decision in August 2017 to reduce PAA's distribution in order to retain a meaningful amount of cash flow to improve distribution coverage and reduce leverage. The service periods and other terms were not modified. The modifications impacted aggregate outstanding LTIP and AAP Management Unit awards (on a post-conversion basis) as follows: Mr. Chiang—528,489; Mr. Swanson—46,000 and Mr. Nerbonne—84,690. The modified performance levels for the LTIP awards are now based on distributable cash flow per unit on a trailing four quarter basis ranging from $2.30 to $2.65, and the modified performance levels for the AAP Management Units are now based on distributable cash flow per unit on a trailing four quarter basis ranging from $1.90 to $2.50.

Other Compensation Related Matters

        Equity Ownership.    The Named Executive Officers collectively own substantial equity in PAA as well as interests in the general partner. Although PAA encourages the Named Executive Officers to acquire and retain ownership in PAA, it does not have a policy requiring maintenance of a specified equity ownership level. Our policies prohibit the Named Executive Officers from using puts, calls or options to hedge the economic risk of their ownership. As of March 20, 2018, our Named Executive Officers beneficially owned, in the aggregate, directly or indirectly approximately 17 million PAA common or common equivalent units with an approximate market value of over $350 million, which was significantly greater than the combined aggregate salaries and bonuses of these individuals for 2017.

        Recovery of Prior Awards.    Except as provided by applicable laws and regulations, PAA does not have a policy with respect to adjustment or recovery of awards or payments if relevant company performance measures upon which previous awards were based are restated or otherwise adjusted in a manner that would have reduced the size of such award or payment if previously known.

        Section 162(m).    With respect to the deduction limitations under Section 162(m) of the Code, PAA is a limited partnership and does not fall within the definition of a "corporation" under Section 162(m).

        Change in Control Triggers.    The employment agreements for Messrs. Armstrong, Pefanis and Chiang, the long-term incentive plan grant agreements to the Named Executive Officers, and the AAP Management Unit grant agreements to which certain of the Named Executive Officers are a party include severance payment provisions or accelerated vesting triggered upon a change of control, as defined in the respective agreements. In the case of the long-term incentive plan grants, the provision becomes operative only if the change in control is accompanied by a change in status (such as the termination of employment by GP LLC). PAA believes this "double trigger" arrangement is appropriate because it provides assurance to the executive, but does not offer a windfall to the executive when there has been no real change in employment status. The provisions in the employment agreements for Messrs. Armstrong and Pefanis become operative only if the executive terminates employment within three months of the change in control. Messrs. Armstrong and Pefanis agreed to a conditional waiver of these provisions with respect to all prior qualifying transactions. Mr. Chiang's employment agreement provides for accelerated vesting of his 2015 long-term incentive plan grant and AAP Management Unit grant in the event of a change of control prior to December 31, 2018 if, in connection therewith, he is not designated to receive a promotion to the top leadership position of GP LLC and terminates his employment within a period of 90 days following such change of control. See "—Employment Contracts" and "—Potential Payments Upon Termination or Change-in-Control." The provision of severance or equity acceleration for certain terminations and change of control help to create a retention tool by assuring the executive that the benefit of the employment arrangement will be at least partially realized despite the occurrence of an event that would materially alter the employment arrangement.

Relation of Compensation Policies and Practices to Risk Management

        PAA's compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach the performance thresholds. For PAA, such risks would primarily attach to certain commercial activities conducted in its Supply and Logistics segment as well as to the execution of capital expansion projects and acquisitions and the realization of associated returns.

        From a risk management perspective, PAA's policy is to conduct its commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. PAA also routinely monitors and measures the execution and performance of its capital projects and acquisitions relative to expectations.

        PAA's compensation arrangements contain a number of design elements that serve to minimize the incentive for unwarranted risk-taking to achieve short-term, unsustainable results, including splitting the awards into a number of tranches and delaying the vesting date for various tranches, in addition to subjecting such awards to forfeiture for terminations related to violations of PAA's risk management policies and practices or of the Code of Business Conduct. In addition, the vesting criteria for PAA's long-term incentive awards are typically based on the passage of time and performance thresholds associated with distributable cash flow and/or the payment of distributions from currently available cash. See "Compensation Discussion and Analysis—Relation of Compensation Elements to Compensation Objectives."

        In combination with PAA's risk-management practices, PAA does not believe that risks arising from its compensation policies and practices for employees are reasonably likely to have a material adverse effect on it.

Summary Compensation Table

        The following table sets forth certain compensation information for PAA's Chief Executive Officer, Chief Financial Officer, President and Chief Commercial Officer and the three most highly compensated executive officers in 2017 other than the CEO and CFO (collectively, the "Named Executive Officers"). PAA reimburses its general partner and its affiliates for expenses incurred on its behalf, including the costs of officer compensation. Mr. Chiang joined PAA in August 2015; therefore, his salary and bonus amounts for 2015 reflect a partial year of employment.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Greg L. Armstrong	2017	40,000	—		—	2,500	42,500
Chairman and Chief Executive	2016	40,000	—		—	2,575	42,575
Officer	2015	375,000	—		—	17,340	392,340
Harry N. Pefanis	2017	350,000	—		—	17,160	367,160
President and Chief Commercial	2016	300,000	—		—	17,340	317,340
Officer	2015	300,000	—		—	17,340	317,340
Willie Chiang	2017	325,000	1,250,000		1,714,700	17,160	3,306,860
Executive Vice President and	2016	250,000	—		2,542,650	17,340	2,809,990
Chief Operating Officer	2015	89,102	500,000		5,330,830	5,886	5,925,818
Al Swanson	2017	325,000	800,000		923,300	17,160	2,065,460
Executive Vice President and	2016	250,000	—		2,126,580	17,340	2,393,920
Chief Financial Officer	2015	250,000	900,000		—	17,340	1,167,340
Daniel J. Nerbonne	2017	325,000	800,000		923,300	19,960	2,068,260
Executive Vice President—	2016	232,292	—		2,122,694	25,638	2,380,624
Operations and Engineering
John vonBerg	2017	275,000	1,060,000	(3)	923,300	17,160	2,275,460
Executive Vice President	2016	250,000	1,825,000	(3)	—	17,340	2,092,340
	2015	250,000	3,650,000	(3)	—	17,340	3,917,340

(1)
Grant date fair values are presented for (i) LTIP phantom unit grants awarded to Messrs. Chiang, Swanson, Nerbonne and vonBerg in 2017, (ii) LTIP phantom unit grants awarded to Messrs. Chiang, Swanson and Nerbonne in 2016, (iii) LTIP phantom unit grants awarded to Mr. Chiang in 2015, and (iv) AAP Management Unit grants awarded to Mr. Chiang in 2015. Dollar amounts in the table represent the aggregate grant date fair value of phantom units and AAP Management Units awarded based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. For LTIP phantom unit grants and AAP Management Unit grants awarded in 2015, the performance threshold for the first tranche of vesting was deemed probable of occurring on the grant date. The aggregate maximum grant date fair value of phantom unit grants and AAP Management Unit grants awarded to Mr. Chiang in 2015, assuming that the highest level of performance conditions will be met, was $17,197,332. For LTIP phantom unit grants awarded in 2016, the performance thresholds for the first, second and third tranches of vesting were deemed probable of occurring on the grant date. The maximum grant date fair value of phantom unit grants awarded in 2016, assuming that the highest level of performance conditions will be met, was: $3,724,600 for Mr. Chiang, $3,115,120 for Mr. Swanson and $2,803,217 for Mr. Nerbonne. For LTIP phantom unit grants awarded in 2017, vesting was deemed probable of occurring on the grant date. Therefore, the maximum grant date fair value of phantom unit grants awarded in 2017 is the same as the value reported in the table. See Note 16 to our Consolidated Financial Statements included in our 2017 Annual Report for further discussion regarding the calculation of grant date fair values.

(2)
GP LLC matches 100% of employees' contributions to its 401(k) plan in cash, subject to certain limitations in the plan. All Other Compensation for 2017 includes $2,348 in such matching contributions for Mr. Armstrong and $16,200 for each of Messrs. Pefanis, Chiang, Swanson, Nerbonne and vonBerg. The remaining amount represents premium payments on behalf of such Named Executive Officer for group term life insurance and, for Mr. Nerbonne only, a car allowance of $2,800 (payment of a car allowance to Mr. Nerbonne was discontinued in 2017).

(3)
For Mr. vonBerg, includes quarterly bonuses aggregating $685,000, $1,825,000 and $2,750,000 and annual bonuses of $375,000, $-0- and $900,000 in 2017, 2016 and 2015, respectively. Annual bonuses are payable 60% at the time of the award and 20% in each of the two succeeding years.

Grants of Plan-Based Awards Table

        The following table sets forth summary information regarding all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2017:

Name	Grant Date	All Other Stock Awards: Number Of Shares Of Stock or Units (#)		Grant Date Fair Value Of Stock and Option Awards ($)(2)
Greg L. Armstrong	—	—		—
Harry N. Pefanis	—	—		—
Willie Chiang	7/5/17	65,000	(1)	1,714,700
Al Swanson	7/5/17	35,000	(1)	923,300
Daniel J. Nerbonne	7/5/17	35,000	(1)	923,300
John vonBerg	7/5/17	35,000	(1)	923,300

(1)
These phantom units, which include DERs payable in cash, will vest 100% on the May 2019 distribution payment date.

(2)
Represents the grant date fair values of LTIP phantom units granted in 2017 based on the probable outcome of underlying performance conditions pursuant to FASB ASC Topic 718. Vesting of the LTIP phantom units granted in 2017 was deemed probable of occurring on the grant date. Therefore, the maximum grant date fair value of phantom unit grants awarded in 2017 is the same as the value reported in the table.

Narrative Disclosure to Summary Compensation Table

        A narrative description of all material factors necessary to an understanding of the information included in the above Summary Compensation Table is included in "—Compensation Discussion and Analysis" and in the footnotes to such table.

Employment Contracts

        Mr. Armstrong is employed as Chairman and Chief Executive Officer. The initial three-year term of Mr. Armstrong's employment agreement commenced on June 30, 2001, and is automatically extended for one year on June 30 of each year (such that the term is reset to three years) unless Mr. Armstrong receives notice from the chairman of the compensation committee that the Board has elected not to extend the agreement. Mr. Armstrong has agreed, during the term of the agreement and for five years thereafter, not to disclose (subject to typical exceptions, including, but not limited to, requirement of law or prior disclosure by a third party) any confidential information obtained by him while employed under the agreement. The agreement provided for a base salary of $330,000 per year, subject to annual review. In 2005, Mr. Armstrong's annual salary was increased to $375,000. For 2016 and 2017, Mr. Armstrong unilaterally elected to forego approximately 90% of his annual base salary.

        Mr. Pefanis is employed as President and Chief Commercial Officer. The initial three-year term of Mr. Pefanis' employment agreement commenced on June 30, 2001, and is automatically extended for one year on June 30 of each year (such that the term is reset to three years) unless Mr. Pefanis receives notice from the Chairman of the Board that the Board has elected not to extend the agreement. Mr. Pefanis has agreed, during the term of the agreement and for one year thereafter, not to disclose (subject to typical exceptions) any confidential information obtained by him while employed under the agreement. The agreement provided for a base salary of $235,000 per year, subject to annual review. In 2005, Mr. Pefanis' annual salary was increased to $300,000, and in 2017, his annual salary was increased to $400,000.

        In connection with Mr. Chiang's employment in August 2015, GP LLC and Mr. Chiang entered into an agreement setting forth the terms of his employment. The agreement, which may be terminated by either party at any time, provides for a base salary of $250,000 per year, and a minimum bonus of $500,000 for 2015 and $1.25 million for each of 2016 and 2017. GP LLC's obligation to pay the minimum bonus is subject to Mr. Chiang's continued employment through the bonus payment date. For 2016, in consideration of weaker than expected financial and operating performance and challenging industry conditions, Mr. Chiang elected to forego his right to receive a cash bonus. Mr. Chiang was hired with the expectation that, contingent on his performance, he would be offered the top executive leadership position of GP LLC (the "Executive Promotion") no later than December 31, 2018 (the "Reference Date"). Consistent with such expectation and as an inducement to Mr. Chiang, Mr. Chiang's employment agreement provides for the accelerated vesting of the phantom units and AAP Management Units he received in 2015 in the event his employment is terminated under certain circumstances prior to the Reference Date. These circumstances include the following: (i) if Mr. Chiang has not received the Executive Promotion and is terminated other than for cause prior to the Reference Date; (ii) if Mr. Chiang has not received the Executive Promotion by the Reference Date and Mr. Chiang resigns within 90 days thereafter or if Mr. Chiang has not received the Executive Promotion and terminates his employment for "good reason" prior to the Reference Date; and (iii) if a change of control occurs prior to the Reference Date and in connection therewith Mr. Chiang is not designated to receive the Executive Promotion and terminates his employment within 90 days of such change of control. Mr. Chiang's employment agreement also provides that in the event of his death or disability prior to the second anniversary of his employment date under circumstances where less than 187,760 of his AAP Management Units have previously become "earned", he will immediately vest in such number of AAP Management Units as may be necessary to cause the number of vested AAP Management Units to equal 187,760. Mr. Chiang also entered into ancillary agreements pursuant to which he has agreed to maintain confidentiality and not to solicit customers, assets or employees for a period of two years following termination of his employment. In 2017, Mr. Chiang's annual salary was increased to $400,000.

        See "—Compensation Discussion and Analysis" for a discussion of how PAA uses salary and bonus to achieve compensation objectives. See "—Potential Payments upon Termination or Change-In-Control" for a discussion of the provisions in Messrs. Armstrong's, Pefanis' and Chiang's employment agreements related to termination, change of control and related payment obligations.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information regarding outstanding equity awards at December 31, 2017 with respect to the Named Executive Officers:

	Unit Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Greg L. Armstrong	50,000	(2)	1,032,000	—		—
Harry N. Pefanis	45,000	(2)	928,800	—		—
Willie Chiang	—		—	375,521	(3)	7,759,084
	—		—	120,000	(5)	2,476,800
	110,000	(6)	2,270,400	55,000	(6)	1,135,200
	65,000	(8)	1,341,600	—		—
Al Swanson	33,333	(2)	687,993	—		—
	92,000	(6)	1,898,880	46,000	(6)	949,440
	35,000	(8)	722,400	—		—
Daniel J. Nerbonne	18,000	(2)	371,520	—		—
	—		—	56,328	(4)	1,163,855
	63,333	(6)	1,307,193	31,667	(6)	653,607
	25,000	(7)	516,000	—		—
	35,000	(8)	722,400	—		—
John vonBerg	25,000	(2)	516,000	—		—
	35,000	(8)	722,400	—		—

(1)
Market value of phantom units reported in these columns is calculated by multiplying the closing market price ($20.64) of PAA's common units at December 29, 2017 (the last trading day of the fiscal year) by the number of units. No discount is applied for remaining performance threshold or service period requirements. Market value of AAP Management Units is calculated by (i) assuming that such AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($21.95) of PAGP's Class A shares at December 29, 2017 (the last trading day of the fiscal year).

(2)
Represents the unvested portion of phantom units granted in 2013 under PAA's Long-Term Incentive Plan. All performance thresholds have been met. Accordingly, subject to continued employment, these phantom units will vest on the August 2018 distribution date. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. All of the DERs associated with these phantom units are currently payable. The DERs expire when the associated phantom units vest.

(3)
Represents the pre-conversion number of AAP Management Units held by Mr. Chiang, each of which represents a profits interest in AAP, entitling him to participate in future profits and losses from operations, current distributions from operations, and an interest in future appreciation or depreciation in AAP's asset values, but does not represent an interest in the capital of AAP on the applicable grant date of the AAP Management Units. In March 2018, these AAP Management Units were modified such that they will become earned as follows: (i) 50% will become earned upon the generation by PAA of distributable cash flow of at least $1.90 per common unit on a trailing four quarter basis, (ii) 25% will become earned upon the generation by PAA of distributable cash flow of at least $2.10 per common unit on a trailing four quarter basis, and (iii) 25% will become earned upon the generation by PAA of distributable cash flow of at least $2.30 per common unit on a trailing four quarter basis. Distributable cash flow is subject to adjustment under certain circumstances to account for significant asset sales. These AAP Management Units are subject to a call right in the event Mr. Chiang's employment is terminated under certain circumstances prior to December 31, 2022. If Mr. Chiang remains employed after such date, his AAP Management Units will be deemed to have vested. Mr. Chiang's employment agreement provides for the accelerated vesting of his AAP Management Units under certain circumstances prior to December 31, 2018. See "—Employment Contracts" and "—Potential Payments Upon Termination or Change-in-Control."

(4)
Represents AAP Management Units originally granted to Mr. Nerbonne in July 2015. In March 2018, these AAP Management Units were modified such that they will become earned as follows: (i) 25% upon the generation by PAA of distributable cash flow of $1.90 per common unit or more on a trailing four quarter basis; (ii) 25% upon the generation by PAA of distributable cash flow of $2.10 per common unit or more on a trailing four quarter basis; (iii) 25% upon the generation by PAA of distributable cash flow of $2.30 per common unit or more on a trailing four quarter basis; and (iv) 25% upon the generation by PAA of distributable cash flow of $2.50 per common unit or more on a trailing four quarter basis. Distributable cash flow will be subject to adjustment under certain circumstances to account for significant asset sales.

(5)
Represents phantom units granted to Mr. Chiang in 2015 under PAA's Long-Term Incentive Plan. In March 2018, the performance thresholds for these phantom units were modified so that they became tied to the achievement of certain levels of distributable cash flow per common unit on a trailing four quarter basis as opposed to annualized distributions per common unit. Taking such modifications into account, the phantom units will vest as follows: (i) 40% on the later of the August 2018 distribution date and the date PAA generates distributable cash flow of $2.30 per common unit on a trailing four quarter basis; (ii) 30% on the later of the August 2019 distribution date and the date PAA generates distributable cash flow of $2.40 per common unit on a trailing four quarter basis; and (iii) 30% on the later of the August 2020 distribution date and the date PAA generates distributable cash flow of $2.50 per common unit on a trailing four quarter basis. Distributable cash flow will be subject to adjustment under certain circumstances to account for significant asset sales. The phantom units also vest upon termination of employment under certain circumstances. See "—Employment Contracts" and "—Potential Payments Upon Termination or Change-in-Control." Any phantom units that have not vested as of the August 2021 distribution date will be forfeited. Upon vesting, the phantom units are payable on a one-for-one basis in common units. The phantom units have associated DERs that are currently vested and payable in cash on each distribution payment date.

(6)
Represents phantom units granted in 2016 under PAA's Long-Term Incentive Plan. In March 2018, the performance thresholds for these phantom units were modified so that they became tied to the achievement of certain levels of distributable cash flow per common unit on a trailing four quarter basis as opposed to annualized distributions per common unit. Taking such modifications into account, the phantom units will vest as follows: (i) one-third shall vest on the August 2019 distribution date, (ii) one-sixth shall vest on the August 2020 distribution date, (iii) one-sixth shall vest on the August 2021 distribution date, and (iv) one-third shall vest on the August 2022 distribution date provided that PAA shall have generated distributable cash flow of at least $2.30 per common unit on a trailing four quarter basis and, further provided, that vesting of this portion of the phantom units may be accelerated such that (x) one-sixth of the phantom units will vest prior to the August 2022 distribution date if and when PAA generates distributable cash flow of at least $2.50 per common unit on a trailing four quarter basis; and (y) one-sixth of the phantom units will vest prior to the August 2022 distribution date if and when PAA generates distributable cash flow of at least $2.65 per common unit on a trailing four quarter basis. Any phantom units that have not vested as of the August 2022 distribution date will be forfeited. Upon vesting, the phantom units are payable on a one-for-one basis in PAA common units. These phantom units include tandem DERs that will vest (i.e., commence receiving cash distributions as if the underlying common units were owned) as follows: (i) one-third shall vest upon and effective with the earlier to occur of the August 2018 distribution date and the first date following the date of grant on which PAA generates distributable cash flow of at least $2.30 per common unit on a trailing four quarter basis, (ii) one-third shall vest upon and effective with the earlier to occur of the August 2019 distribution date and the first date following the date of grant on which PAA generates distributable cash flow of at least $2.40 per common unit on a trailing four quarter basis, and (iii) one-third shall vest upon and effective with the earlier to occur of the August 2020 distribution date and the first date following the date of grant on which PAA generates distributable cash flow of at least $2.50 per common unit on a trailing four quarter basis. Distributable cash flow will be subject to adjustment under certain circumstances to account for significant asset sales.

(7)
Represents phantom units granted to Mr. Nerbonne in 2016 under PAA's Long-Term Incentive Plan. These phantom units, which include DERs payable in cash, will vest 100% on December 14, 2018.

(8)
Represents phantom units granted in 2017 under PAA's Long-Term Incentive Plan. These phantom units, which include DERs payable in cash, will vest 100% on the May 2019 distribution payment date.

Option Exercises and Units Vested

        The following table sets forth certain information regarding the vesting of phantom units during the fiscal year ended December 31, 2017 with respect to the Named Executive Officers.

	Unit Awards
Name	Number of Units Acquired on Vesting (#)		Value Realized on Vesting ($)
Greg L. Armstrong	50,000	(1)	1,024,500	(3)
Harry N. Pefanis	45,000	(1)	922,050	(3)
Willie Chiang	—		—
Al Swanson	33,334	(1)	680,014	(2)
Daniel J. Nerbonne	18,000	(1)	367,200	(2)
John vonBerg	25,000	(1)	510,000	(2)

(1)
Represents the gross number of phantom units that vested during the year ended December 31, 2017. The actual number of units delivered was net of income tax withholding.

(2)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($20.40) of PAA's common units on August 11, 2017 (the date preceding the vesting date) by the number of units that vested.

(3)
Consistent with the terms of the applicable Long-Term Incentive Plan, the value realized upon vesting is computed by multiplying the closing market price ($20.49) of PAA's common units on August 14, 2017 (the vesting date) by the number of units that vested.

Pension Benefits

        PAA sponsors a 401(k) plan that is available to all U.S. employees. PAA does not maintain any pension or defined benefit programs in which any of its employees, including the Named Executive Officers, participate.

Nonqualified Deferred Compensation and Other Nonqualified Deferred Compensation Plans

        PAA does not maintain any nonqualified deferred compensation plans or programs in which any of its employees, including the Named Executive Officers, participate.

Potential Payments upon Termination or Change-in-Control

        The following table sets forth potential amounts payable to the Named Executive Officers upon termination of employment under various circumstances, and as if terminated on December 31, 2017.

	By Reason of Death ($)		By Reason of Disability ($)		By Company without Cause ($)		By Executive with Good Reason ($)		In Connection with a Change In Control ($)
Greg L. Armstrong
Salary and Bonus	750,000	(1)	750,000	(1)	750,000	(1)	750,000	(1)	1,125,000	(2)
Equity Compensation	1,032,000	(3)	1,032,000	(3)	1,032,000	(4)	1,032,000	(4)	1,032,000	(5)
Health Benefits	N/A		39,423	(6)	39,423	(6)	39,423	(6)	39,423	(6)
Tax Gross-up	N/A		N/A		N/A		N/A		—	(7)

Total	1,782,000		1,821,423		1,821,423		1,821,423		2,196,423
Harry N. Pefanis
Salary and Bonus	800,000	(1)	800,000	(1)	800,000	(1)	800,000	(1)	1,200,000	(2)
Equity Compensation	928,800	(3)	928,800	(3)	928,800	(4)	928,800	(4)	928,800	(5)
Health Benefits	N/A		61,296	(6)	61,296	(6)	61,296	(6)	61,296	(6)
Tax Gross-up	N/A		N/A		N/A		N/A		—	(7)

Total	1,728,800		1,790,096		1,790,096		1,790,096		2,190,096
Willie Chiang(10)
Equity Compensation	1,341,600	(3)	1,341,600	(3)	3,818,400	(4)	2,476,800	(4)	7,224,000	(5)
AAP Management Units	3,879,542	(11)	3,879,542	(11)	7,759,084	(8)	7,759,084	(8)	7,759,084	(9)

Total	5,221,142		5,221,142		11,577,484		10,235,884		14,983,084
Al Swanson(10)
Equity Compensation	1,410,393	(3)	1,410,393	(3)	1,410,393	(4)	N/A		4,258,713	(5)

Total	1,410,393		1,410,393		1,410,393		N/A		4,258,713
Daniel J. Nerbonne(10)
Equity Compensation	1,093,920	(3)	1,093,920	(3)	1,093,920	(4)	N/A		3,570,720	(5)
AAP Management Units	N/A		N/A		—	(8)	—	(8)	290,964	(9)

Total	1,093,920		1,093,920		1,093,920		N/A		3,861,684
John vonBerg(10)
Equity Compensation	1,238,400	(3)	1,238,400	(3)	1,238,400	(4)	N/A		1,238,400	(5)

Total	1,238,400		1,238,400		1,238,400		N/A		1,238,400

(1)
The employment agreements between GP LLC and Messrs. Armstrong and Pefanis provide that if (i) their employment with GP LLC is terminated as a result of their death, (ii) they terminate their employment with GP LLC (a) because of a disability (as defined in Section 409A of the Code) or (b) for good reason (as defined below), or (iii) GP LLC terminates their employment without cause (as defined below), they are entitled to a lump-sum amount equal to the product of (1) the sum of their (a) highest annual base salary paid prior to their date of termination and (b) highest annual bonus paid or payable for any of the three years prior to the date of termination, and (2) the lesser of (i) two or (ii) the number of days remaining in the term of their employment agreement divided by 360. The amount provided in the table assumes for each executive a termination date of December 31, 2017, and also assumes a highest annual base salary of $375,000 and highest annual bonus of $-0- for Mr. Armstrong, and a highest annual base salary of $400,000 and highest annual bonus of $-0- for Mr. Pefanis.

The employment agreements between GP LLC and Messrs. Armstrong and Pefanis define "cause" as (i) willfully engaging in gross misconduct, or (ii) conviction of a felony involving moral turpitude. Notwithstanding, no act, or failure to act, on their part is "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such act or omission was in the best interest of GP LLC or otherwise likely to result in no material injury to GP LLC. However, neither Mr. Armstrong nor Mr. Pefanis will be deemed to have been terminated for cause unless and until there is delivered to them a copy of a resolution of the Board at a meeting held for that purpose (after reasonable notice and an opportunity to be heard), finding that Mr. Armstrong or Mr. Pefanis, as applicable, was guilty of the conduct described above, and specifying the basis for that finding. If Mr. Armstrong or Mr. Pefanis were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligations triggered by the termination under the employment agreement or other employment arrangement.

The employment agreements between GP LLC and Messrs. Armstrong and Pefanis define "good reason" as the occurrence of any of the following circumstances: (i) removal by GP LLC from, or failure to re-elect them to, the positions to which Messrs. Armstrong and Pefanis were appointed pursuant to their respective employment agreements, except in connection with their termination for cause (as defined above); (ii) (a) a reduction in their rate of base salary (other than in connection with across-the-board salary reductions for all executive officers of GP LLC) unless such reduction reduces their base salary to less than 85% of their current base salary, (b) a material reduction in their fringe benefits, or (c) any other material failure by GP LLC to comply with its obligations under their employment agreements to pay their annual salary and bonus, reimburse their business expenses, provide for their participation in certain employee benefit plans and arrangements, furnish them with suitable office space and support staff, or allow them no less than 15 business days of paid vacation annually; or (iii) the failure of GP LLC to obtain the express assumption of the employment agreements by a successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of GP LLC.

(2)
Pursuant to their employment agreements, if Messrs. Armstrong and Pefanis terminate their employment with GP LLC within three (3) months of a change in control (as defined below), they are entitled to a lump-sum payment in an amount equal to the product of (i) three and (ii) the sum of (a) their highest annual base salary previously paid to them and (b) their highest annual bonus paid or payable for any of the three years prior to the date of such termination. The amount provided in the table assumes a change in control and termination date of December 31, 2017, and also assumes a highest annual base salary of $375,000 and highest annual bonus of $-0- for Mr. Armstrong, and a highest annual base salary of $400,000 and highest annual bonus of $-0- for Mr. Pefanis.

In conjunction with events occurring in 2005, 2010 and 2013, Messrs. Armstrong and Pefanis executed various agreements waiving their rights to terminate employment and receive separation benefits under their employment agreements. In connection with such waivers, the definition of "Change in control" in the employment agreements was also modified to mean, and will be deemed to occur upon, one or more of the following events: (i) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in GP LLC or 50% or more of the outstanding limited partnership interest of PAGP; (ii) any person (other than PAGP or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in PAGP GP; (iii) PAGP ceases to beneficially own, directly or indirectly, more than 50% of the membership interest in GP LLC; (iv) the "Owner Affiliates", as defined in such agreements, cease to beneficially own, directly or indirectly, more than 50% of the membership interest in PAGP GP; or (v) there has been a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transactions (whether by merger or otherwise) of all or substantially all of the assets of PAGP or

  PAA to one or more persons who are not affiliates of PAGP ("third party" or "parties"), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.

(3)
The letters evidencing the 2013 phantom unit grants awarded to Messrs. Armstrong, Pefanis, Swanson, Nerbonne and vonBerg, the 2015 phantom unit grant awarded to Mr. Chiang and the 2017 phantom unit grants awarded to Messrs. Chiang, Swanson, Nerbonne and vonBerg, provide that in the event of their death or disability (as defined below), all of their then outstanding phantom units and associated DERs will be deemed nonforfeitable, and (i) any unvested phantom units that had satisfied all of the vesting criteria as of the date of their termination but for the passage of time would vest on the next following distribution date and (ii) the remaining unvested outstanding phantom units will vest on the distribution date on which the vesting criteria is met. The letters evidencing the 2016 phantom unit grants awarded to Messrs. Chiang, Swanson and Nerbonne provide that in the event of their death or disability (as defined below), the following terms shall apply: (a) if such death or disability takes place prior to the second anniversary of the date of the applicable grant (August 25, 2018), all of their then outstanding phantom units and associated DERs will be automatically forfeited as of such date, and (b) if such death or disability takes place on or after such second anniversary, all of their then outstanding phantom units will be deemed nonforfeitable and will vest on the next following distribution date (and any associated DERs shall not be forfeited but shall vest, be payable and expire according to the terms of the applicable phantom unit grant letter). For these purposes, "disability" means a physical or mental infirmity that impairs the ability substantially to perform duties for a period of eighteen (18) months or that the general partner otherwise determines constitutes a disability.

Assuming death or disability occurred on December 31, 2017, (A) all of the phantom unit grants and associated DERs held by Messrs. Armstrong, Pefanis, Swanson, Nerbonne and vonBerg pursuant to their 2013 grant letters and all of the phantom units grants and associated DERs held by Messrs. Chiang, Swanson, Nerbonne and vonBerg pursuant to their 2017 grant letters would have become nonforfeitable effective as of December 31, 2017, and would vest on February 14, 2018 (the February 2018 distribution date) given that the performance vesting criteria for all of the phantom units issued pursuant to such 2013 grant letters has already been satisfied, (B) all of the phantom unit grants and associated DERs held by Messrs. Chiang, Swanson and Nerbonne pursuant to their 2016 grant letters would have become automatically forfeited as of such date given that such death or disability would have taken place prior to the second anniversary of the date of such grants, and (C) all of the phantom units and associated DERs held by Mr. Chiang pursuant to his 2015 phantom unit grant letter would not have been forfeited but would vest on the future distribution date on which the applicable distribution vesting criteria is satisfied. At December 31, 2017, an annualized distribution level of $1.20 was deemed probable of occurrence. Because none of the performance thresholds contained in Mr. Chiang's 2015 phantom unit grant letter were deemed probable of occurrence as of December 31, 2017, no value is given in the table. All of the performance thresholds for the 2013 LTIP grants have been satisfied and all outstanding 2013 grants were assumed to vest as a result. The 2017 LTIP grants were also deemed probable of vesting. The dollar value given for the Named Executive Officers who hold 2013 and 2017 phantom units is based on the market value of PAA's common units on December 29, 2017 ($20.64 per unit) without discount for service period.

(4)
Pursuant to the 2013 phantom unit grants held by Messrs. Armstrong, Pefanis, Swanson, Nerbonne and vonBerg and the 2017 phantom unit grants awarded to Messrs. Chiang, Swanson, Nerbonne and vonBerg, in the event their employment is terminated other than in connection with a change of control (as defined in footnote 5 below) or by reason of death or disability (as defined in footnote 3 above), all of the phantom units and associated DERs (regardless of vesting) then outstanding under such phantom unit grants would automatically be forfeited as of the date of termination; provided, however, that if GP LLC terminated their employment other than for cause (as defined in footnote 5 below), any unvested phantom units that had satisfied all of the vesting criteria as of the date of their termination but for the passage of time would be deemed nonforfeitable and would vest on the next following distribution date. Pursuant to the 2016 phantom unit grants held by Messrs. Chiang, Swanson and Nerbonne, in the event their employment is terminated other than in connection with a change of control (as defined in footnote 5 below) or by reason of death or disability (as defined in footnote 3 above), all of the phantom units and associated DERs (regardless of vesting) then outstanding under such phantom unit grants would automatically be forfeited as of the date of termination; provided, however, that if GP LLC terminated their employment other than for cause (as defined in footnote 5 below), any unvested phantom units that would, but for such termination and forfeiture, vest on a specified distribution date (either August 2019, August 2020, August 2021 or August 2022) during the twelve month period immediately following such termination, shall be deemed nonforfeitable on the date of such termination and shall vest on the next following distribution date. Mr. Chiang's employment agreement also provides that his 2015 phantom unit grant will vest in full if he has not received the Executive Promotion and is terminated by GP LLC other than for cause or he terminates his employment for good reason prior to December 31, 2018 (see "—Employment Contracts" for additional information regarding Mr. Chiang's employment agreement). The dollar value amount provided assumes that (i) our Named Executive Officers (other than Mr. Chiang) were terminated without cause on December 31, 2017, and (ii) Mr. Chiang had not received the Executive Promotion and was terminated without cause or terminated his employment for good reason on December 31, 2017. As a result of the foregoing, in the event of the termination of our Named Executive Officers under the circumstances described above on December 31, 2017, (i) all of the phantom units covered by the 2013 phantom unit grants held by Messrs. Armstrong, Pefanis, Swanson, Nerbonne and vonBerg, the 2017 phantom unit grants held by Messrs. Chiang, Swanson, Nerbonne and vonBerg, and the 2015 phantom unit grant held by Mr. Chiang would have vested on or before February 14, 2018 (the February 2018 distribution date), and (ii) all remaining phantom units held by our Named Executive Officers would have become automatically forfeited as of such date of termination. That portion of the dollar value given that is attributable to PAA phantom units is based on the market value of PAA's common units on December 29, 2017 ($20.64 per unit).

Under the waiver signed in 2010 by Mr. Armstrong and Mr. Pefanis (see footnote 2 above), upon a termination of employment by GP LLC without cause or by the executive for good reason (in each case as defined in the relevant employment agreement), all of the executive's outstanding awards under the Long-Term Incentive Plan would immediately vest.

(5)
The letters evidencing phantom unit grants awarded to our Named Executive Officers provide that in the event of a change in status (as defined below), all of the then outstanding phantom units and associated DERs will be deemed nonforfeitable, and such phantom units will vest in full (i.e., the phantom units will become payable in the form of one common unit per phantom unit) upon the next following distribution date. Additionally, Mr. Chiang's employment agreement provides that his 2015 phantom unit grants will vest in full if he terminates his employment within 90 days after a change of control (as defined below) prior to December 31, 2018 and in connection therewith he does not receive the Executive Promotion (see "—Employment Contracts" for additional information regarding Mr. Chiang's employment agreement). Assuming (i) that a change in status occurred on December 31, 2017, (ii) that a change of control occurred 90 days prior to December 31, 2017, and (iii) that, in connection with the change of control, Mr. Chiang did not receive the Executive Promotion and terminated his employment on December 31, 2017, all outstanding phantom units and the associated DERs would have become nonforfeitable as of December 31, 2017, and such phantom units would vest on the February 2018 distribution date. That portion of the dollar value given that is attributable to PAA phantom units is based on the market value of PAA's common units on December 29, 2017 ($20.64 per unit), without discount for service period.

The phrase "change in status" means, with respect to a Named Executive Officer, the occurrence, during the period beginning two and a half months prior to and ending one year following a change of control (as defined below), of any of the following: (A) the termination of employment by GP LLC other than a termination for cause (as defined below), or (B) the termination of employment by the Named Executive Officer due to the occurrence, without the Named Executive Officer's written consent, of (i) any material diminution in the Named Executive Officer's authority, duties or responsibilities, (ii) any material reduction in the Named Executive Officer's base salary or (iii) any other action or inaction that would constitute a material breach of the agreement by GP LLC.

The phrase "change of control" is defined in the 2013 phantom unit grants to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) GP LLC ceasing to be the general partner of our general partner; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of our partnership or GP LLC to any person and/or its affiliates, other than to us or GP LLC, including any employee benefit plan thereof; (iii) the consolidation, reorganization, merger, or any other similar transaction involving (A) a person other than us or GP LLC and (B) us, GP LLC or both; (iv) the persons who own membership interests in GP LLC as of the grant date ceasing to beneficially own, directly or indirectly, more than 50% of the membership interests of GP LLC; or (v) any person, including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Exchange Act, becoming the beneficial owner, directly or indirectly, of more than 49.9% of the membership interest in GP LLC. Notwithstanding the definition of change of control, no change of control is deemed to have occurred in connection with a restructuring or reorganization related to the securitization and sale to the public of direct or indirect equity interests in the general partner if (x) GP LLC retains direct or indirect control over the general partner and (y) the current members of GP LLC continue to own more than 50% of the member interest in GP LLC. The initial public offering of PAGP did not constitute a change of control under the phantom unit grant letters. The term "cause" is defined in the 2013 phantom unit grants to mean (i) the failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the board in the case of the CEO), or (ii) the violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in each case, with the specific failure or violation described in writing.

The phrase "change of control" is defined in phantom unit grants awarded subsequent to the 2013 grants to mean, and is deemed to have occurred upon the occurrence of, one or more of the following events: (i) the Persons who owned member interests in PAGP GP immediately following the closing of PAGP's initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the "Owner Affiliates"), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a "person" or "group" other than the Owner Affiliates becomes the "beneficial owner" directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such "person" or "group" exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP ("third party or parties"), other than a transaction in which the Owner Affiliates continues to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.

"Cause" is defined in Mr. Chiang's 2015 phantom unit grant agreement as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President-COO of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive's conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.

"Cause" is defined in the 2016 and 2017 phantom unit grant agreements as (i) failure to perform the duties and responsibilities of a position at an acceptable level as reasonably determined in good faith by the CEO of GP LLC (or by the Board in the case of the CEO), (ii) the conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in the case of clauses (i) and (iii) with the specific failure or violation described in writing.

(6)
Pursuant to their employment agreements with GP LLC, if Messrs. Armstrong or Pefanis are terminated other than (i) for cause (as defined in footnote 1 above), (ii) by reason of death or (iii) by resignation (unless such resignation is due to a disability or for good reason (each as defined in footnote 1 above)), then they are entitled to continue to participate, for a period which is the lesser of two years from the date of termination or the remaining term of the employment agreement, in such health and accident plans or arrangements as are made available by GP LLC to its executive officers generally. The amounts provided in the table assume a termination date of December 31, 2017.

(7)
Pursuant to their employment agreements, Messrs. Armstrong and Pefanis will be reimbursed for any excise tax due under Section 4999 of the Code as a result of compensation (parachute) payments made under their respective employment agreements. The hypothetical termination of Messrs. Armstrong and Pefanis in connection with a change in control effective as of December 31, 2017 would not have resulted in any excess parachute payments or excise tax reimbursements.

(8)
Pursuant to the AAP Management Unit grant agreements of Messrs. Chiang and Nerbonne, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value equal to 25%, 50%, or 75% of fair market value depending on the date of exercise of the call right (which value is referred to in the AAP Management Unit grant agreements as the "Call Value" as defined below) of such AAP Management Units, which call right is exercisable upon the termination of such Named Executive Officer's employment with GP LLC and its affiliates prior to January 1, 2023; provided, however, that such call right is not applicable (i) in the case of the termination of such Named Executive Officer's employment without cause (defined below), (ii) in the event of a resignation by such Named Executive Officer with good reason (defined below), and (iii) in Mr. Chiang's case, in the event of his death or disability. Additionally, Mr. Chiang's employment agreement provides that his AAP Management Units will vest in full if he has not received the Executive Promotion and is terminated by GP LLC other than for cause (as defined below) or he terminates his employment for good reason prior to December 31, 2018 (see "—Employment Contracts" for additional information regarding Mr. Chiang's employment agreement). If Messrs. Chiang and Nerbonne are terminated without cause or terminate their employment for good reason, or if such Named Executive Officer remains employed past January 1, 2023, any earned AAP Management Units are no longer subject to the call right and are deemed to have "vested." As of December 31, 2017, none of the AAP Management Units held by Mr. Chiang or Mr. Nerbonne had been earned. Assuming a termination of employment without cause or for good reason on December 31, 2017 and assuming that Mr. Chiang had not received the Executive Promotion prior to that date, all of the AAP Management Units held by Mr. Chiang and none of the AAP Management Units held by Mr. Nerbonne would become vested and would no longer be subject to the call right. The value reflected in the table above for Mr. Chiang represents the implied value of such "benefit", calculated as of December 31, 2017 by (i) assuming that Mr. Chiang's AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management

  Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by an amount equal to 100% of the closing market price ($21.95) of PAGP's Class A shares at December 29, 2017 (the last trading day of the fiscal year).

"Cause" is defined in the AAP Management Unit grant agreement of Mr. Nerbonne as (i) a reasonable determination made in good faith by the CEO that the executive has substantially failed to perform the duties and responsibilities of his position at an acceptable level and after written notice specifying such failure in reasonable detail, (ii) the executive's conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) executive's violation of PAA's Code of Business Conduct (unless waived), provided that executive is provided written notice of such violation. For Mr. Chiang, "Cause" is defined as (i) substantial failure to perform the duties and responsibilities of his position at an acceptable level as reasonably determined in good faith by the CEO and President-COO of GP LLC (or if Mr. Chiang is the CEO, by vote of the Board) and after written notice specifying such failure in detail and after a reasonable period under the circumstances (determined by the CEO, or alternatively the Board, in good faith) such failure has continued without full correction by the executive, (ii) the executive's conviction of or guilty plea to the committing of an act or acts constituting a felony under the laws of the United States or any state thereof or any misdemeanor involving moral turpitude, or (iii) violation of GP LLC's Code of Business Conduct (unless waived in accordance with the terms thereof), in each case with the specific failure or violation described in writing.

"Good Reason" is defined in the AAP Management Unit grant agreements as (i) any material breach by AAP of executive's AAP Management Unit grant agreement, (ii) the failure of any successor of AAP to assume executive's AAP Management Unit grant agreement, or (iii) any material overall reduction the executive's authority, responsibilities or duties.

"Call Value" is defined in the AAP Management Unit grant agreements as the product of the applicable conversion factor and the closing sales price of the PAGP Class A shares on the applicable date.

(9)
Pursuant to the AAP Management Unit grant agreements, upon the occurrence of a Change in Control, any earned AAP Management Units (and any AAP Management Units that will become earned in less than 180 days) become vested units and, to the extent any AAP Management Units remain unearned, an incremental 25% of the number of AAP Management Units originally granted pursuant to the applicable grant becomes vested. Mr. Chiang's employment agreement also provides that his AAP Management Units will vest in full if he terminates his employment within 90 days after a change of control prior to December 31, 2018 and in connection therewith he does not receive the Executive Promotion (see "—Employment Contracts" for additional information regarding Mr. Chiang's employment agreement). As of December 31, 2017, none of the AAP Management Units held by Mr. Chiang or Mr. Nerbonne had been earned. Accordingly, assuming that a Change in Control occurred on December 31, 2017 (or in the case of Mr. Chiang, 90 days prior to December 31, 2017) and that in connection with such Change in Control, Mr. Chiang had not received the Executive Promotion, all of the AAP Management Units held by Mr. Chiang and 25% held by Mr. Nerbonne would become vested and would no longer be subject to the call right. Because the call right provides for a discounted purchase price relative to fair market value as described above, the applicable Named Executive Officer would "benefit" from a Change in Control by virtue of the fact that such officer's AAP Management Units could no longer be purchased by AAP at such discount. The value reflected in the table above for Messrs. Chiang and Nerbonne represents the implied value of such "benefit", calculated as of December 31, 2017 by (i) assuming that such executive's vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by an amount equal to the applicable percentage (100% for Mr. Chiang and 25% for Mr. Nerbonne) (taking any applicable discount into account) of the closing market price ($21.95) of PAGP's Class A shares at December 29, 2017 (the last trading day of the fiscal year).

"Change in Control" means the determination by the Board that one of the following events has occurred: (i) the Persons who own member interests in PAGP GP immediately following the closing of PAGP's initial public offering, including PAGP, and the respective Affiliates of such Persons (such owners and Affiliates being referred to as the "Owner Affiliates"), cease to own directly or indirectly at least 50% of the membership interests of such entity; (ii) (x) a "person" or "group" other than the Owner Affiliates becomes the "beneficial owner" directly or indirectly of 25% or more of the member interest in the general partner of PAGP, and (y) the member interest beneficially owned by such "person" or "group" exceeds the aggregate member interest in the general partner of PAGP beneficially owned, directly or indirectly, by the Owner Affiliates; or (iii) a direct or indirect transfer, sale, exchange or other disposition in a single transaction or series of transaction (whether by merger or otherwise) of all or substantially all of the assets of PAGP or PAA to one or more Persons who are not Affiliates of PAGP ("third party or parties"), other than a transaction in which the Owner Affiliates continue to beneficially own, directly or indirectly, more than 50% of the issued and outstanding voting securities of such third party or parties immediately following such transaction.

(10)
If Messrs. Chiang, Swanson, Nerbonne or vonBerg were terminated for cause, GP LLC would be obligated to pay base salary through the date of termination, with no other payment obligation triggered by the termination under any employment arrangement.

(11)
Mr. Chiang's employment agreement provides that in the event of his death or disability prior to December 31, 2018, if less than 187,760 of his AAP Management Units have been earned, he shall vest in such number of additional AAP Management Units as may be necessary to cause the total number of vested AAP Management Units to equal 187,760. Mr. Chiang's AAP Management Unit grant agreement also provides that in the event of his death or disability, AAP will not have a call right and all of his earned AAP Management Units will vest. As of December 31, 2017, none of Mr. Chiang's AAP Management Units had been earned. The dollar value given assumes Mr. Chiang's death or disability on December 31, 2017 and represents the implied value of such "benefit," calculated as of December 31, 2017 by (i) assuming that Mr. Chiang's vested AAP Management Units are converted into AAP units based on the conversion factor of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit, (ii) assuming the exchange of the resulting AAP units and PAGP Class B shares for PAGP Class A shares on a one-for-one basis, and (iii) multiplying such resulting number of PAGP Class A shares by the closing market price ($21.95) of PAGP's Class A shares at December 29, 2017 (the last trading day of the fiscal year).

Confidentiality, Non-Compete and Non-Solicitation Arrangements

        Pursuant to his employment agreement, Mr. Armstrong has agreed to maintain the confidentiality of PAA information for a period of five years after the termination of his employment. Mr. Pefanis has agreed to a similar restriction for a period of one year following the termination of his employment. Mr. Chiang has agreed to maintain confidentiality and not to solicit customers, assets and employees for two years following termination of his employment. Mr. Nerbonne has agreed to maintain confidentiality and not to solicit customers for a period of two years after termination of his employment. Mr. vonBerg has agreed to maintain confidentiality and not to solicit customers for a period of one year following termination of his employment.

Pay Ratio Disclosure

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of PAA's employees and the annual total compensation of Greg L. Armstrong, our CEO:

  •
  The annual total compensation for our CEO for 2017 was approximately $42,500.

  •
  The annual total compensation for the median employee for 2017 was approximately $96,900.

  •
  The ratio of our CEO's pay to the pay of the median employee for 2017 was approximately 0.44 to 1.

        The median annual total compensation was determined as follows:

  •
  A list was prepared of all individuals, excluding the CEO, who were employed by PAA on December 31, 2017. We included all U.S. and Canadian employees.

  •
  Basic wage data for each U.S. employee was extracted from Form W-2 information provided to the Internal Revenue Service for calendar year 2017. Basic wage data for each Canadian employee was extracted from Form T4 information provided to the Canada Revenue Agency for calendar year 2017 and converted to U.S. dollars. This information was then sorted and the median employee was identified.

  •
  Once the median employee was identified, his or her annual total compensation for 2017 was determined using the same methodology we used for determining the annual total compensation for the Named Executive Officers as set forth in the 2017 Summary Compensation Table.

Compensation of Directors

        The following table sets forth a summary of the compensation paid to each person who served as a non-employee director of PAGP GP in 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Victor Burk	60,000	51,225	111,225
Oscar K. Brown(2)	11,250	n/a	11,250
Ben Figlock(2)	33,750	n/a	33,750
Everardo Goyanes	75,000	105,000	180,000
Gary R. Petersen	45,000	76,838	121,838
John T. Raymond	45,000	52,500	97,500
Bobby S. Shackouls	47,000	38,419	85,419
Robert V. Sinnott	47,000	51,225	98,225
J. Taft Symonds	60,000	102,450	162,450
Christopher M. Temple	45,000	78,750	123,750

(1)
The dollar value of LTIPs granted during 2017 is based on the grant date fair value computed in accordance with FASB ASC Topic 718. See Note 16 to our Consolidated Financial Statements included in our 2017 Annual Report for additional discussion regarding the calculation of grant date fair values. In connection with the August 2017 vesting of director LTIP awards, Mr. Symonds was granted 5,000 PAA phantom units, Mr. Petersen was granted 3,750 PAA phantom units, Messrs. Burk and Sinnott each were granted 2,500 PAA phantom units, Mr. Shackouls was granted 1,875 PAA phantom units, Mr. Goyanes was granted 5,000 PAGP phantom Class A shares, Mr. Temple was granted 3,750 PAGP phantom Class A shares and Mr. Raymond was granted 2,500

  PAGP phantom Class A shares by virtue of the automatic re-grant feature of the vested awards. Upon vesting of the PAA director LTIP awards in August 2017, a cash payment of $72,875 was made to Oxy as directed by Mr. Brown. Such cash payment was based on the unit value of Mr. Sinnott's award on the previous year's vesting date. As of December 31, 2017, the number of outstanding PAA LTIPs held by our directors was as follows: Burk—20,000; Petersen—15,000; Shackouls—15,000; Sinnott—10,000 and Symonds—20,000. As of December 31, 2017, the number of outstanding PAGP LTIPs held by our directors was as follows: Goyanes—20,000; Raymond—10,000 and Temple—15,000.

(2)
In August 2017, Mr. Brown replaced Mr. Figlock as Oxy's designated director. Compensation for each of Mr. Brown and Mr. Figlock was assigned to Oxy.

        Each director who is not an employee of GP LLC is reimbursed for any travel, lodging and other out-of-pocket expenses related to meeting attendance or otherwise related to service on the Board (including, without limitation, reimbursement for continuing education expenses). Each non-employee director is currently paid an annual retainer fee of $45,000; however, the annual retainer fee for the director designated by Oxy is paid to Oxy. Messrs. Armstrong, Chiang and Pefanis are otherwise compensated for their services as employees and therefore receive no separate compensation for services as directors. In addition to the annual retainer, each committee chairman (other than the audit committee chairman) receives $2,000 annually. The chairman of the audit committee receives $30,000 annually, and the other members of the audit committee receive $15,000 annually, in each case, in addition to the annual retainer.

        Our non-employee directors receive LTIP awards or cash equivalent awards as part of their compensation. In February 2017, the Board approved a modified equity compensation structure for non-employee directors and a plan for transitioning to the new structure. Specifically, the Board approved making new grants, cancelling existing grants or amending and restating the director's existing grants as necessary to effect the following (with the grants described below being denominated in either PAA phantom units or PAGP phantom Class A shares based on a one-time election made by each director): (i) for each designated director other than the Oxy designee (i.e., Messrs. Raymond and Sinnott), a phantom unit grant of 10,000 units vesting 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs, (ii) for each independent director who is not serving on the audit committee (Messrs. Petersen, Shackouls and Temple), a phantom unit grant of 15,000 units vesting 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs, (iii) for each independent director who is serving on the audit committee (Messrs. Burk, Goyanes and Symonds), two phantom unit grants of 10,000 units each (one for service as an independent director and a supplemental grant for service on the audit committee, for a total of 20,000 units) vesting 25% on the August distribution date of each year, with an automatic re-grant of an additional 25% immediately upon each such vesting, together with associated DERs, and (iv) for the director designated by Oxy, concurrent with the annual August vesting of the awards made to the other designated directors, a cash payment will be made to Oxy based on the unit value of Mr. Sinnott's award on the previous year's vesting date.

        All director LTIP awards vest in full upon the next following distribution date after the death or disability (as determined in good faith by the Board) of the director. For supplemental audit committee grants, the awards also vest in full if such director (i) retires (no longer with full-time employment and no longer serving as an officer or director of any public company) or (ii) is removed from the Board or the audit committee or is not reelected to the Board or the audit committee, unless such removal or failure to reelect is for "good cause," as defined in the letter granting the LTIP awards.

Reimbursement of Expenses of PAA's General Partner and its Affiliates

        PAA does not pay its general partner a management fee, but it does reimburse its general partner for all direct and indirect costs of services provided to PAA, incurred on PAA's behalf, including the costs of employee, officer and director compensation and benefits allocable to PAA, as well as all other expenses necessary or appropriate to the conduct of PAA's business, allocable to PAA. PAA records these costs on the accrual basis in the period in which PAA's general partner incurs them. PAA's partnership agreement provides that its general partner will determine the expenses that are allocable to PAA in any reasonable manner determined by its general partner in its sole discretion.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Plains GP Holdings, L.P.

        Our Class A, Class B and Class C shares outstanding represent 100% of our voting securities. The following table sets forth certain information regarding the beneficial ownership of our Class A, Class B and Class C shares as of March 20, 2018 by each person who is known to us to beneficially own more than 5% of our Class A shares, each person who is known to us to beneficially own more than 5% of our Class B shares, each person who is known to us to beneficially own more than 5% of our Class C shares, the Named Executive Officers, our directors, and all directors and executive officers as a group. Holders of our Class A, Class B and Class C shares are entitled to vote on all matters presented at the Annual Meeting.

Name of Beneficial Owner and Address (in the case of Owners of more than 5%)	Class A Shares Beneficially Owned(1)		Percentage of Class A Shares Beneficially Owned	Class B Shares Beneficially Owned(1)(2)		Percentage of Class B Shares Beneficially Owned(2)	Class C Shares Beneficially Owned(3)	Percentage of Class C Shares Beneficially Owned	Percentage of Class A, B and C Shares combined
Capital Research Global Investors(4)	12,451,955		7.9%	—		—	—	—	1.6%
333 South Hope Street
Los Angeles, CA 90071
Scopia Capital Management LP(5)	9,282,528		5.9%	—		—	—	—	1.2%
152 West 57th Street, 33rd Floor
New York, NY 10019
Tortoise Capital Advisors, L.L.C.(6)	8,227,530		5.2%	—		—	—	—	1.0%
11550 Ash Street, Suite 300
Leawood, KS 66211
Chickasaw Capital Management, LLC(7)	8,028,393		5.1%	—		—	—	—	1.0%
6075 Poplar Ave., Suite 720
Memphis, TN 38119
Kayne Anderson Capital Advisors, L.P./Richard A. Kayne(8)	6,083,113		3.9%	—		—	20,724,176	4.1%	3.4%
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
EMG Investment, LLC	—		—	45,632,121		35.7%	—	—	5.7%
2229 San Felipe, Suite 1300
Houston, TX 77019
KAFU Holdings (QP), L.P. et al	—		—	20,678,001		16.2%	—	—	2.6%
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Oxy Holding Company (Pipeline), Inc.	—		—	29,977,890		23.5%	—	—	3.8%
5 Greenway Plaza
Houston, TX 77046
Plains All American Pipeline, L.P.	—		—	—		—	512,337,124	100%	64.4%
333 Clay Street, Suite 1600
Houston, TX 77002
Greg L. Armstrong	700,625		*	5,757,268		4.5%	1,472,850	*	*
Harry N. Pefanis	183,654		*	3,768,988		2.9%	797,532	*	*
Willie Chiang	75,104		*	353,489	(9)	*	—	—	*
Al Swanson	1,351,839		*	—		—	125,215	*	*
Daniel J. Nerbonne	184,010		*	57,936	(10)	*	13,077	*	*
John vonBerg	1,344,451		*	—		—	—	—	*
Oscar K. Brown	7,100		*	—		—	900	*	*
Victor Burk	10,138		*	—		—	17,043	*	*
Everardo Goyanes	47,305	(11)	*	—		—	88,400	*	*
Gary R. Petersen	3,755		*	—		—	25,410,320	4.9%	3.2%
John T. Raymond	218,031	(11)	*	48,815,337	(12)	38.2%	21,975,875	4.3%	8.9%
Bobby S. Shackouls	9,012		*	—		—	20,033	*	*
Robert V. Sinnott	1,229,640		*	18,366,175	(13)	14.4%	348,893	*	2.5%
J. Taft Symonds	9,256		*	—		—	109,050	*	*
Christopher M. Temple	3,750	(11)	*	—		—	31,250	*	*
All directors and executive officers as a group (17 persons)	5,380,170	(11)(15)	3.4%	77,694,943	(14)(15)	60.8%	50,579,880	9.9%	16.8%

*
Less than 1%.

(1)
Class A shares beneficially owned do not include any Class A shares issuable in connection with the exchange of any Class B shares, whether such Class B shares are currently outstanding or issuable following the conversion of any AAP Management Units. Although holders of our Class B shares have the right, at any time and from time to time, to immediately exchange (the "Exchange Right") their Class B shares, together with a like number of AAP units and general partner units, for our Class A shares on a one-for-one basis, the fact that such Exchange Right may be settled in cash at AAP's option results in such Class A shares not being deemed to be beneficially owned by the holders of our Class B shares.

(2)
As long as our Class A shares are publicly traded, a holder of vested AAP Management Units will be entitled to convert such AAP Management Units into Class B shares and a like number of AAP units based on a conversion ratio of approximately 0.941 AAP units (and Class B shares) for each AAP Management Unit. Accordingly, figures presented for Class B shares beneficially owned and percentage of Class B shares beneficially owned are presented on a fully diluted basis and include Class B shares to be issued upon the conversion of all outstanding AAP Management Units based on such 0.941 conversion ratio.

(3)
All of our issued and outstanding Class C shares are owned by PAA. Through a "pass-through" voting right, holders of PAA's common units (other than AAP) and holders of PAA's Series A preferred units have the effective right to vote, together with the holders of our Class A shares and Class B shares, on the election of directors and other matters submitted to a vote of our shareholders. Therefore, holders of our Class A shares and Class B shares who also directly or indirectly beneficially own PAA common units and/or Series A preferred units will, in addition to voting their Class A and Class B shares, be able to direct PAA how to vote their pro rata share of the Class C shares owned by PAA. Numbers in the column for holders other than PAA represent PAA common units and/or PAA Series A preferred units directly or indirectly beneficially owned by such holders.

(4)
This information has been derived from a Schedule 13G filed with the SEC on February 14, 2018.

(5)
This information has been derived from a Schedule 13G filed with the SEC on February 14, 2018.

(6)
This information has been derived from a Schedule 13G filed with the SEC on February 13, 2018.

(7)
This information has been derived from a Schedule 13G filed with the SEC on February 2, 2018.

(8)
Richard A. Kayne is Chief Executive Officer and Director of Kayne Anderson Investment Management, Inc., which is the general partner of Kayne Anderson Capital Advisors, L.P. ("KACALP"). Various accounts under the management or control of KACALP own 5,533,196 Class A shares. Mr. Kayne may be deemed to beneficially own such shares. In addition, Mr. Kayne directly owns or has sole voting and dispositive power over 549,917 Class A shares. Mr. Kayne disclaims beneficial ownership of any of our Class A shares other than Class A shares held by him or attributable to him by virtue of his interests in the accounts that own our Class A shares.

(9)
Represents the number of Class B shares beneficially owned by Mr. Chiang through his beneficial ownership of 353,489 AAP units and Class B shares, based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(10)
Represents the number of Class B shares beneficially owned by Mr. Nerbonne through his (i) direct ownership of 4,913 AAP units and Class B shares and (ii) beneficial ownership of 53,023 AAP units and Class B shares, based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(11)
Does not include unvested phantom Class A shares granted under our Long-Term Incentive Plan, none of which will vest within 60 days from the date hereof. See "Director Compensation."

(12)
Mr. Raymond is (i) the sole member of the general partner of the manager of EMG Investment, LLC, which entity owns 45,632,121 Class B shares, and (ii) the sole member of Lynx Holdings I, LLC, which entity owns 3,183,216 Class B shares. As such, Mr. Raymond has sole voting and dispositive power over the Class B shares owned by each of EMG Investment, LLC and Lynx Holdings I, LLC. Mr. Raymond disclaims any deemed beneficial ownership of the interests owned by EMG Investment, LLC beyond his pecuniary interest therein.

(13)
Mr. Sinnott has shared voting and dispositive power over the Class B shares owned by KAFU Holdings (QP), L.P. ("KAFU QP"), which entity owns 18,366,175 Class B shares. Mr. Sinnott disclaims any deemed beneficial ownership of the interests owned by KAFU QP beyond his pecuniary interest therein.

(14)
The executive officers as a group directly own 9,554,108 AAP units and Class B shares and beneficially own 959,323 AAP units and Class B shares based on a conversion ratio of 0.941 AAP units and Class B shares for each AAP Management Unit.

(15)
As of March 20, 2018, no Class A shares or Class B shares were pledged by directors or Named Executive Officers.

Beneficial Ownership of Plains AAP, L.P.

        The following table sets forth the percentage ownership of the Class A limited partners of AAP, including our Named Executive Officers, and the resulting economic interest of such limited partners and the holders of the AAP Management Units as a group, in each case as of March 20, 2018:

Name of Owner and Address (in the case of Owners of more than 5%)	Percentage Ownership of Plains AAP, L.P. Class A LP Interest	Economic Interest in Plains AAP, L.P.(1)
Plains GP Holdings, L.P. and Plains All American GP LLC	55.5%	55.1%
333 Clay Street, Suite 1600
Houston, TX 77002
EMG Investment, LLC	16.1%	16.0%
2229 San Felipe, Suite 1300
Houston, TX 77019
KAFU Holdings (QP), L.P. and Affiliates	7.3%	7.3%
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Oxy Holding Company (Pipeline), Inc.	10.6%	10.5%
5 Greenway Plaza
Houston, TX 77046
Strome PAA, L.P. and Affiliate	1.0%	1.0%
Windy, L.L.C.	2.4%	2.4%
Lynx Holdings I, LLC	1.1%	1.1%
Greg L. Armstrong	2.0%	2.0%
Harry N. Pefanis	1.3%	1.3%
Daniel J. Nerbonne	*	*
Various Individual Investors	2.7%	2.7%
AAP Management Unitholders(2)	—	0.6%

*
Less than 1%.

(1)
AAP owns approximately 284 million PAA common units and a 100% member interest in PAA GP LLC, which owns PAA's non-economic general partner interest.

(2)
Represents a profits interest in AAP in the form of AAP Management Units owned by certain members of management.

 EQUITY COMPENSATION PLAN INFORMATION TABLE

        The following table sets forth certain information with respect to our equity compensation plan as of December 31, 2017. For a description of this plan, see "Certain Relationships and Related Transactions—Plains GP Holdings, L.P. Long Term Incentive Plan."

Plan Category	Number of Shares to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by shareholders:
Long Term Incentive Plan	45,000	(1)	N/A	3,675,527	(1)
Equity compensation plans not approved by shareholders	N/A		N/A	N/A

(1)
The Plains GP Holdings, L.P. Long Term Incentive Plan (the "LTIP") was adopted by our general partner in connection with our initial public offering in October 2013. The LTIP contemplates the issuance or delivery of up to 3,755,208 Class A shares to satisfy awards under the LTIP. In accordance with Item 201(d) of Regulation S-K, column (c) excludes the securities disclosed in column (a). However, any phantom Class A shares represented in column (a) that are not satisfied by the issuance of Class A shares become "available for future issuance."

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our General Partner

        Our general partner manages our operations and activities. We and our general partner have no employees. All of our officers and other personnel necessary for our business to function (to the extent not outsourced) are employed by GP LLC. Pursuant to the Omnibus Agreement described below under "—Simplification Transactions—Omnibus Agreement," all of our direct or indirect expenses, other than income taxes, if any, will be paid by PAA. These direct or indirect expenses include, but are not limited to (i) compensation for the non-employee directors or PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services.

        Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. We own a portion of the membership interest in our general partner.

Plains GP Holdings, L.P. Long Term Incentive Plan

        In connection with our initial public offering, our general partner adopted the Plains GP Holdings, L.P. Long Term Incentive Plan (the "LTIP") on our behalf for (i) the employees of our general partner and its affiliates who perform services for us and (ii) the non-employee directors of our general partner. Awards that may be granted under the LTIP include restricted shares, phantom shares, options and share appreciation rights. The LTIP limits the number of shares that may be delivered pursuant to awards to 3,755,208 Class A shares (subject to any adjustment due to recapitalization, reorganization or a similar event permitted under the LTIP). Shares (other than restricted shares) that are forfeited or withheld to satisfy exercise price or tax withholding obligations are available for delivery pursuant to other awards. As of December 31, 2017, grants of 45,000 unvested phantom Class A shares were outstanding under the LTIP.

        The LTIP is administered by the Board. The Board has the right to terminate or amend the LTIP or any part of the LTIP from time to time, including increasing the number of shares that may be granted, subject to shareholder approval as may be required by the exchange upon which the Class A shares are listed at that time, if any. No change may be made in any outstanding grant that would materially reduce the benefits of the participant without the consent of the participant. The LTIP will expire upon the earlier of the termination of the LTIP by the Board or the date that no shares remain available under the LTIP for awards. Upon termination of the LTIP, awards then outstanding will continue pursuant to the terms of their grants.

        Class A shares to be delivered in settlement of awards under the LTIP may be newly issued Class A shares, Class A shares acquired in the open market, Class A shares acquired from any other person, or any combination of the foregoing.

  Awards

        Restricted Shares.    A restricted share is a Class A share that vests over a period of time and that during such time is subject to forfeiture. The Board will determine the period over which restricted shares granted to participants will vest. The Board, in its discretion, may base its determination upon the achievement of performance metrics. Distributions made on restricted shares may be subjected to the same vesting provisions as the restricted share. If a grantee's employment or membership on the Board terminates for any reason, the grantee's restricted shares will be automatically forfeited unless, and to the extent, the Board or the terms of the award agreement provide otherwise.

        We intend the restricted shares under the LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our Class A shares. Therefore, participants will not pay any consideration for the Class A shares they receive, and we will receive no remuneration for the shares.

        Phantom Shares.    A phantom share entitles the grantee to receive a Class A share upon the vesting of the phantom share or, in the discretion of the Board, cash equivalent to the value of a Class A share. The Board will determine the period over which phantom shares granted to participants will vest. The Board, in its discretion, may base its determination upon the achievement of performance metrics. If a grantee's employment or membership on the Board terminates for any reason, the grantee's phantom shares will be automatically forfeited unless, and to the extent, the Board or the terms of the award agreement provide otherwise.

        The Board, in its discretion, may grant distribution equivalent rights, which we refer to as DERs, with respect to a phantom share. DERs entitle the grantee to receive an amount in cash equal to the cash distributions made on a Class A share during the period the related award is outstanding. The Board will establish whether the DERs are paid currently, when the tandem phantom share vests or on some other basis.

        We intend the issuance of any Class A shares upon vesting of the phantom shares under the LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our Class A shares. Therefore, plan participants will not pay any consideration for the Class A shares they receive, and we will receive no remuneration for the shares.

        Options.    An option provides a participant with the option to acquire Class A shares at a specified price. The exercise price of each option granted under the LTIP will be stated in the option agreement and may vary between participants; provided, however, that the exercise price for an option must not be less than 100% of the fair market value per Class A share as of the date of grant of the option. Options may be exercised in the manner and at such times as the Board determines for each option. The Board will determine the methods and form of payment for the exercise price of an option and the methods and forms in which Class A shares will be delivered to a participant. The Board, in its discretion, may grant DERs with respect to an option.

        Share Appreciation Rights.    A share appreciation right is an award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a Class A share on the exercise date over the grant price of the share appreciation right. The excess may be paid in cash and/or in Class A shares, as determined by the Board in its discretion. The Board will have the authority to determine to whom share appreciation rights will be granted, the number of Class A shares to be covered by each grant, and the conditions and limitations applicable to the exercise of the share appreciation right. The grant price per share appreciation right will be determined by the Board at the time the share appreciation right is granted, but each share appreciation right must have an exercise price that is not less than the fair market value of the Class A shares on the date of grant. The Board will determine the time or times at which a share appreciation right may be exercised in whole or in part. Unless otherwise waived by the Board, or set forth in an award agreement, outstanding share appreciation rights awarded to a participant will be automatically forfeited upon a termination of the individual's employment or membership on the Board terminates for any reason. The Board, in its discretion, may grant DERs with respect to a share appreciation right.

  Other LTIP Provisions

        Tax Withholding.    Unless other arrangements are made, our general partner and its affiliates will be authorized to withhold from any award, from any payment due under any award, or from any compensation or other amount owing to a participant the amount (in cash, shares, shares that would otherwise be issued pursuant to such award, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an award.

        Anti-Dilution Adjustments.    Upon the occurrence of any "equity restructuring" event that could result in an additional compensation expense under FASB ASC Topic 718 if adjustments to awards with respect to such event were discretionary, the Board will equitably adjust the number and type of shares covered by each outstanding award and the terms and conditions of such award to equitably reflect the restructuring event, and the Board will adjust the number and type of shares with respect to which future awards may be granted. With respect to a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustment to awards were discretionary, the Board shall have complete discretion to adjust awards in the manner it deems appropriate.

        Change of Control.    If specifically provided in an award agreement, upon a change of control (as defined in the award agreement), the award may automatically vest and be payable or become exercisable in full, as the case may be.

        Transferability of Awards.    Options and share appreciation rights are only exercisable by the participant during the participant's lifetime, or by the person to whom the participant's rights pass by will or the laws of descent and distribution. No award or right granted under the LTIP may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the Board may, in its discretion, allow a participant to transfer an option or a share appreciation right without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the Board from time to time.

AAP Management Units

        In August 2007, the owners of AAP authorized the creation and issuance of AAP Management Units and authorized the compensation committee to issue grants of AAP Management Units to create long-term incentives for our management. Each AAP Management Unit represents a "profits interest" in AAP, which entitles the holder to participate in future profits and losses from operations, current distributions from operations, and an interest in future appreciation or depreciation in AAP's asset values. As of March 20, 2018, 1,759,860 AAP Management Units were issued and outstanding. The compensation committee does not plan to issue any additional AAP Management Units.

        The outstanding AAP Management Units are subject to restrictions on transfer and generally become "earned" (entitled to receive distributions) in percentage increments upon achievement of certain performance thresholds that are aligned with the interests of PAA's common unitholders, such as distributable cash flow per common unit. As of March 20, 2018, approximately 52% of the then outstanding AAP Management Units had been earned. The remaining AAP Management Units will be earned upon achievement of certain distributable cash flow levels.

        To encourage retention following achievement of the applicable performance benchmarks, AAP retained a call right to purchase any earned AAP Management Units at a discount to fair market value that is generally exercisable upon the termination of a holder's employment with GP LLC and its affiliates (other than termination under certain circumstances such as a termination without cause or by the employee for good reason) prior to certain stated dates. If a holder of an AAP Management Unit remains employed past such designated date (or prior to such date such holder is terminated without cause or quits for good reason), any earned units are no longer subject to the call right and are deemed to have "vested." The vesting dates for outstanding AAP Management Unit grants range from January 1, 2020 to January 1, 2023, depending on the date of grant. The size of the discount to fair market value reflected in the potential call right purchase price decreases over time pursuant to a formula set forth in each AAP Management Unit grant agreement. AAP Management Unit grants also provide that all earned AAP Management Units and a portion of any unearned and unvested AAP Management Units will vest upon a change of control. All earned AAP Management Units will also vest if AAP does not timely exercise its call right.

        As long as our Class A shares are publicly traded, each vested AAP Management Unit may be converted into AAP units and a like number of PAGP Class B shares based on a conversion ratio of approximately 0.941 AAP units and PAGP Class B shares for each AAP Management Unit. Following any such conversion, the resulting AAP units and PAGP Class B shares are exchangeable for PAGP Class A shares or redeemable for PAA common units, in each case on a one-for-one basis as provided in the AAP limited partnership agreement.

        In connection with the closing of the Simplification Transactions, AAP received one PAA common unit for each outstanding earned and vested AAP Management Unit (on a post-conversion basis), and PAA withheld approximately 800,000 units from the Simplification consideration for future distribution or issuance when and if any outstanding but unearned AAP Management Units become earned.

Simplification Transactions

        The Simplification Transactions completed in November 2016 included, among other things:

  •
  the permanent elimination of PAA's incentive distribution rights and the economic rights associated with PAA's 2% general partner interest in exchange for the issuance by PAA to AAP of 245.5 million PAA common units (including approximately 0.8 million units to be issued in the future) and the assumption by PAA of all of AAP's outstanding debt ($642 million);

  •
  the implementation of a unified governance structure pursuant to which the board of directors of GP LLC was eliminated and an expanded board of directors of PAGP GP assumed oversight responsibility over both PAA and PAGP;

  •
  the provision for annual PAGP shareholder meetings beginning in 2018 for the purpose of electing certain directors, and the participation of PAA's common unitholders (other than AAP) and Series A preferred unitholders in such elections through PAA's ownership of Class C shares, which provide PAA, as the sole holder of such Class C shares, the right to vote in elections of eligible directors together with the holders of PAGP Class A and Class B shares;

  •
  the execution by AAP of a reverse split to adjust the number of AAP units such that the number of outstanding AAP units (assuming the conversion of AAP Management Units into AAP units) equaled the number of PAA common units received by AAP at the closing of the Simplification Transactions. Simultaneously, we executed reverse splits to adjust the number of (i) Class A shares outstanding to equal the number of AAP units we owned following AAP's reverse split and (ii) Class B shares outstanding to equal the number of AAP units owned by AAP's unitholders other than us following AAP's reverse unit split. These reverse splits, along with the Omnibus Agreement described below, resulted in economic alignment between our Class A shareholders and PAA's common unitholders, such that the number of outstanding Class A shares equals the number of AAP units owned by us, which in turn equals the number of PAA common units held by AAP that are attributable to our interest in AAP. The Plains Entities (defined below) also entered into an Omnibus Agreement, pursuant to which such one-to-one relationship will be maintained subsequent to the closing of the Simplification Transactions; and

  •
  the creation of a right for certain holders of the AAP units to cause AAP to redeem such AAP units in exchange for an equal number of PAA common units held by AAP (an "AAP Unit Redemption").

  Administrative Agreement

        In connection with the Simplification Transactions completed in November 2016, we entered into an amended and restated administrative agreement (the "Administrative Agreement") with PAA, PAGP GP, AAP, PAA GP LLC and GP LLC to address, among other things, potential conflicts with respect to business opportunities that may arise among PAGP, PAGP GP, AAP, PAA, PAA GP LLC and GP LLC. The Administrative Agreement provides that if any business opportunity is presented to PAGP, PAGP GP, AAP, PAA, PAA GP LLC or GP LLC, then PAA will have the first right to pursue such business opportunity. We will have the right to pursue and/or participate in such business opportunity if invited to do so by PAA, or if PAA abandons the business opportunity and GP LLC so notifies PAGP GP. PAA also granted us a license to use the names "PAA" and "Plains" and any associated or related marks.

  Omnibus Agreement

        In connection with the Simplification Transactions completed in November 2016, we entered into an omnibus agreement (the "Omnibus Agreement") with PAA, PAGP GP, AAP, PAA GP LLC and GP LLC (collectively with us, the "Plains Entities"), which provides for, among other things, the following:

  •
  that all direct or indirect expenses of any of the Plains Entities will be paid by PAA, other than income taxes, if any, of PAGP GP, PAGP, GP LLC, AAP and PAA GP LLC. Such direct or indirect expenses include, but are not limited to (i) compensation for the directors of PAGP GP, (ii) director and officer liability insurance, (iii) listing exchange fees, (iv) investor relations expenses, and (v) fees related to legal, tax, financial advisory and accounting services. PAA paid $4 million of such expenses in 2017;

  •
  the mechanics by which the number of our Class C shares outstanding will equal, at all times, the number of PAA's units that are outstanding and entitled to vote, other than such voting units held by AAP;

  •
  the mechanics by which (i) the total number of our outstanding Class A shares will equal the number of AAP units held by us, and (ii) the total number of PAA common units held by AAP will equal the sum of the number of outstanding AAP units and the number of AAP units that are issuable to the holders of vested and earned AAP Management Units;

  •
  our ability to issue additional Class A shares and related obligation to use the net proceeds therefrom to purchase a like number of AAP units from AAP, and the corresponding obligation of AAP to use the net proceeds therefrom to purchase a like number of PAA common units from PAA. During 2017, PAA issued approximately 1.8 million common units to AAP in connection with our issuance of Class A shares under our Continuous Offering Program and 48.3 million common units to AAP in connection with our March 2017 underwritten offering of Class A shares; and

  •
  our ability to lend proceeds of any future indebtedness incurred by us to AAP, and AAP's corresponding obligation to lend such proceeds to PAA, in each case on substantially the same terms as incurred by us (also clarifying that PAA will reimburse the net fees and expenses in connection with the incurrence of such debt; provided that PAA will only be required to reimburse such net fees and expenses on one occasion with respect to each incurrence of indebtedness by PAA from AAP).

  Registration Rights Agreement

        In connection with the Simplification Transactions completed in November 2016, the holders of AAP units other than PAGP and GP LLC entered into a Registration Rights Agreement with PAA, pursuant to which PAA filed, and will cause to remain continuously effective, a shelf registration statement to permit the public resale of the PAA common units held by AAP immediately following the closing of the Simplification Transactions that are distributable to such holders pursuant to an AAP Unit Redemption. Additionally, PAA agreed to register the resale of any PAA common units issued to

AAP following the closing of the Simplification Transactions pursuant to the Omnibus Agreement in respect of certain of the AAP Management Units. In certain circumstances, the holders will have piggyback registration rights on offerings initiated by persons (other than PAA) for whom PAA has the obligation to undertake an underwritten offering (including the holders of its Series A preferred Units), and certain holders will collectively have the right to request up to a total of twelve underwritten offerings, subject to size limitations and customary rights of PAA to delay such offerings.

PAA Series A Preferred Unit Offering

        In January 2016, PAA sold approximately 61.0 million unregistered Series A Convertible Preferred Units in a private placement offering to a group of purchasers that included affiliates of EnCap, KAFU and EMG. Net proceeds of the sale, after deducting offering expenses and a transaction fee due to the purchasers, were approximately $1.6 billion.

        In connection with the closing of PAA's private placement of Series A preferred units, PAA entered into a Registration Rights Agreement with the purchasers of the Series A preferred units relating to the registered resale of the PAA common units issuable upon conversion of the Series A preferred units. Pursuant to the Registration Rights Agreement, PAA filed a registration statement for such registered resale, which registration statement became effective in December 2017. In certain circumstances, the holders of registrable securities (as defined in the Registration Rights Agreement) will have piggyback registration rights on offerings initiated by other holders, and certain purchasers will have rights to request an underwritten offering as described in the Registration Rights Agreement. Holders of registrable securities will cease to have registration rights under the Registration Rights Agreement on the later of (i) the fourth anniversary of the date on which all Series A preferred units have been converted into PAA common units pursuant to PAA's partnership agreement and (ii) the earlier of (x) the date on which such holder is no longer an "affiliate" as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and (y) the tenth anniversary of the closing.

Other

        During 2017, PAA had net purchases and sales of approximately $1.2 billion from companies affiliated with Oxy. These transactions were conducted at posted tariff rates or prices that PAA believes approximate market. These transactions included inventory exchanges under crude oil buy/sell agreements, one of which includes a multi-year minimum volume commitment. These amounts do not include revenues from unconsolidated equity investments.

        During 2017, PAA recognized sales and transportation and storage revenues of approximately $5 million from companies affiliated with EMG. During 2017, PAA also purchased approximately $284 million of oil from companies affiliated with EMG. These transactions were conducted at posted tariff rates or prices that PAA believes approximate market.

        During 2017, PAA purchased approximately $33 million of oil from companies owned and controlled by funds managed by KACALP. PAA pays the same amount per barrel to these companies that it pays to other producers in the area.

        An employee in PAA's supply chain management department is the son of Daniel J. Nerbonne, one of our executive officers. Mr. Nerbonne's son's total compensation for 2017 was approximately $154,000.

        An employee in PAA's marketing department is the son of Daniel J. Nerbonne, one of our executive officers. Mr. Nerbonne's son's total compensation for 2017 was approximately $177,600.

Review, Approval or Ratification of Transactions with Related Persons

        Pursuant to our Governance Guidelines, a director is expected to bring to the attention of the CEO or the Board any conflict or potential conflict of interest that may arise between the director or any affiliate of the director, on the one hand, and PAGP GP, PAA, PAGP or their respective affiliates, on the other. The resolution of any such conflict or potential conflict should, at the discretion of the Board in light of the circumstances, be determined by a majority of the disinterested directors.

        If a conflict or potential conflict of interest arises between PAGP and its limited partners, on the one hand, and PAGP GP and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the PAGP Partnership Agreement. If a conflict or potential conflict of interest arises between PAA and its limited partners, on the one hand, and the general partner of PAA and its owners and affiliates, on the other, the resolution of any such conflict or potential conflict should be addressed by the Board in accordance with the applicable provisions of the PAA Partnership Agreement. At the discretion of the Board in light of the circumstances, the resolution may be determined by the Board or by a "conflicts committee" meeting the definitional requirements for such a committee under the applicable partnership agreement.

        Pursuant to our Code of Business Conduct, any executive officer must avoid conflicts of interest unless approved by the Board.

        In the case of any sale of equity by the Partnership in which an owner or affiliate of an owner of our general partner participates, our practice would be to obtain Board approval for the transaction. The Board typically delegates authority to set the specific terms to a pricing committee, consisting of the CEO and one independent director. Actions by the pricing committee require unanimous approval of such committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of such equity securities. Such persons are also required to furnish us with copies of all Section 16(a) forms that they file. Such reports are accessible on or through our Internet website at http://www.plainsallamerican.com.

        Based solely upon a review of the copies of Forms 3, 4 and 5 furnished to us, or written representations from certain reporting persons that no Forms 5 were required, we believe that our executive officers and directors complied with all filing requirements with respect to transactions in our equity securities during 2017.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee of our Board oversees the Partnership's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

        The Partnership's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The audit committee reviewed with PricewaterhouseCoopers LLP the firm's judgment as to the quality, not just the acceptability, of the Partnership's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

        The audit committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from management and the Partnership.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Everardo Goyanes, Chairman Victor Burk J. Taft Symonds

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

        The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our subsidiaries (in millions):

	Year Ended December 31,
	2017	2016
Audit fees(1)	$5.5	$5.6
Audit-related fees(2)	0.4	1.0
Tax fees(3)	1.6	1.5

Total	$7.5	$8.1

(1)
Audit fees include those related to (a) our annual audit (including internal control evaluation and reporting); (b) the audit of certain joint ventures of which we are the operator, and (c) work performed on our registration of publicly held debt and equity.

(2)
Audit-related fees for the years ended December 31, 2017 and 2016 are primarily comprised of fees associated with the audits of financial statements prepared in conjunction with divestiture transactions. Such fees were reimbursed to us by the purchasers.

(3)
Tax fees are related to tax processing as well as the preparation of Forms K-1 for PAA unitholders and international tax planning work associated with the structure of our Canadian investment.

Pre-Approval Policy

        Our audit committee reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. Our audit committee performs similar functions on PAA's behalf. All services provided by our independent auditor to us or to PAA are subject to pre-approval by our audit committee. The audit committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the audit committee knows what services it is being asked to pre-approve. The audit committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor during the years ended December 31, 2017 and 2016 were approved in advance by our audit committee.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The second proposal item to be voted on at the Annual Meeting is ratification of the appointment of PricewaterhouseCoopers LLP as our and PAA's independent registered public accounting firm for the fiscal year ending December 31, 2018.

        The audit committee of the Board has appointed PricewaterhouseCoopers LLP to continue to act as our and PAA's independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board has directed that such appointment be submitted to our Shareholders for ratification at the Annual Meeting.

        Ratification of the appointment of PricewaterhouseCoopers LLP as our and PAA's independent registered public accounting firm is not required. The Board, however, is submitting the appointment to our Shareholders for ratification as a good corporate governance practice. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS PAGP'S AND PAA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

PROPOSAL 3—ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE
OFFICER COMPENSATION

        This proposal, commonly known as a "say-on-pay" proposal, provides our Shareholders with the opportunity to cast an advisory vote on the approval of the compensation of our Named Executive Officers.

        The Board recognizes that executive compensation is an important matter for our Shareholders. As described in detail in the "Executive Compensation" section and elsewhere in this proxy statement, the compensation committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on our performance. In particular, the compensation committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our Shareholders. To do so, the compensation committee uses a combination of short and long-term incentive compensation to reward near-term performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the compensation committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and Shareholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our Shareholders and that the total compensation provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, enables our Shareholders the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

        As an advisory vote, this Proposal 3 is not binding on the Board or the compensation committee, will not overrule any decisions made by the Board or the compensation committee or require the Board or the compensation committee to take any action. Although the vote is non-binding, the Board and the compensation committee value the opinions of our Shareholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this proxy statement, we will consider our Shareholders' concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns.

        For the reasons set forth above, the following resolution will be submitted for Shareholder approval at the Annual Meeting:

        "RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in PAGP's proxy statement for its 2018 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved."

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING ADVISORY BASIS, "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS AS DESCRIBED ABOVE.

 PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

        This proposal, commonly known as a "say-on-frequency" proposal, provides our Shareholders with the opportunity to cast an advisory vote on whether we should hold a Shareholder advisory vote to approve our named executive officer compensation (such as in Proposal 3 above) every one, two or three years or to abstain from such vote.

        The Board recommends that we hold an advisory vote to approve our named executive officer compensation every year. The Board believes that an annual advisory vote to approve named executive officer compensation provides Shareholders with a frequent and consistent opportunity to express their views on our executive compensation as disclosed in the CD&A. It is important to note that our compensation objectives are designed to reward executives both for meeting or exceeding short-term financial and operating goals as well as furthering our long-term strategy. Accordingly, the Board encourages our Shareholders to consider our executive compensation practices and the results achieved over a multi-year horizon. Nonetheless, the Board believes that an annual advisory vote will allow the compensation committee to more timely take into account the views of our Shareholders.

        As an advisory vote, this Proposal 4 is not binding on the Board or the compensation committee, will not overrule any decisions made by the Board or the compensation committee or require the Board or the compensation committee to take any action. Although the vote is non-binding, the Board and the compensation committee value the opinions of our Shareholders and will carefully consider the outcome of the vote when making future decisions regarding the frequency of the vote to approve named executive officer compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING ADVISORY BASIS, FOR "ONE YEAR" AS THE FREQUENCY OF FUTURE ADVISORY VOTES
TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.

 OTHER MATTERS FOR THE ANNUAL MEETING

        We know of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of Shareholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of PAGP. The proxy card confers discretionary authority to take action with respect to any additional matters that may come before the meeting or any adjournment thereof.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

PAGP GP Director Nominations

        Pursuant to Section 13.4(c)(ii) of our partnership agreement, any eligible Shareholder who owns 10% or more of our outstanding Class A, Class B and Class C shares, taken together as a single class, is entitled to nominate one person for election as an Eligible Director. Eligible Shareholders who wish to submit a director nomination for our 2019 annual meeting must deliver written notice thereof to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002 no later than the close of business on February 14, 2019, nor earlier than the close of business on January 15, 2019. In the event that the date of the 2019 annual meeting is changed by more than 30 days before or more than 60 days after the one-year anniversary of the 2018 annual meeting, Shareholder notice must be received no earlier than the close of business on the 120th day prior to the 2019 annual meeting and not later than the close of business on the date that is the later of the (i) 90th day prior to the 2019 annual meeting or (ii) if the first public announcement of the 2019 annual meeting is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2019 annual meeting is first made.

        The written notice must comply with the procedures set forth in Section 13.4(c)(ii) of our partnership agreement, including the informational requirements included in Section 13.4(c)(ii)(A)(3). We will not entertain any nomination at the annual meeting that does not meet the requirements set forth in our partnership agreement. Our partnership agreement is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on November 21, 2016.

Shareholder Proposals

        Any Shareholder who, in accordance with Rule 14a-8 under the Exchange Act wishes to submit a proposal for inclusion in our proxy statement for the 2019 annual meeting must submit their proposal in writing, along with proof of eligibility, to our principal executive offices in care of the Corporate Secretary by mail to 333 Clay Street, Suite 1600, Houston, Texas 77002. Proposal submissions must be received no later than the close of business (5:00 p.m. Central Time) on January 15, 2019, to be considered timely. SEC rules set forth standards as to what proposals are required to be included in a proxy statement for a meeting. In no event are Shareholders allowed to vote on matters that would cause the Shareholders to be deemed to take part in the management and control of our business and affairs so as to jeopardize such Shareholder's limited liability under the Delaware limited partnership act or the law of any other state in which we are qualified to do business.

 HOUSEHOLDING MATTERS

        In some cases, Shareholders who share a single address will receive only one annual report and one proxy statement at that address unless we have received instructions to the contrary from any Shareholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a Shareholder of record residing at such an address wishes to receive a separate copy of our annual report or proxy statement or future annual reports or proxy statements (as applicable), he or she may contact our Corporate Secretary at (713) 646-4100, or write to Plains GP Holdings, L.P., 333 Clay Street, Suite 1600, Houston, Texas 77002, attention: Corporate Secretary. We will deliver separate copies of our annual report or proxy statement promptly upon written or oral request. If you are a Shareholder of record receiving multiple copies of our annual report or proxy statement, you can request householding by contacting us in the same manner. If you own your Shares through a bank, broker or other Shareholder of record, you can request additional copies of the annual report or proxy statement or request householding by contacting the Shareholder of record (i.e., your bank or broker).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2018

The Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2017 Annual Report are available at http://www.astproxyportal.com/ast/21140/.

ANNUAL MEETING OF SHAREHOLDERS OF PLAINS GP HOLDINGS, L.P. May 15, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21140/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20233040000000000000 3 051518 2. Ratification of the appointment of PricewaterhouseCoopers LLP executive officer compensation. officer compensation should be held. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election of two Class III directors to serve on the Board until the 2021 annual meeting. NOMINEES: FOR ALL NOMINEESO Bobby S. Shackouls O Christopher M. Temple WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN as our independent registered public accounting firm for 2018. 3. The approval, on a non-binding advisory basis, of our named 1 year 2 years 3 years ABSTAIN 4. Non-binding advisory vote on the frequency with which future advisory votes to approve our named executive In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate:

ANNUAL MEETING OF SHAREHOLDERS OF PLAINS GP HOLDINGS, May 15, 2018 L.P. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20233040000000000000 3 051518 as our independent registered public accounting firm for 2018. executive officer compensation. officer compensation should be held. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND “1 YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election of two Class III directors to serve on the Board until the 2021 annual meeting. NOMINEES: FOR ALL NOMINEESO Bobby S. Shackouls O Christopher M. Temple WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of PricewaterhouseCoopers LLP 3. The approval, on a non-binding advisory basis, of our named 1 year 2 years 3 years ABSTAIN 4. Non-binding advisory vote on the frequency with which future advisory votes to approve our named executive In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2 and 3, and 1 YEAR for Proposal 4. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21140/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 PLAINS GP HOLDINGS, L.P. Annual Meeting of Shareholders To be Held on May 15, 2018 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Al Swanson, Richard McGee and Ann Gullion, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the Class A, Class B or Class C shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Plains GP Holdings, L.P., to be held on May 15, 2018 at 9:30 a.m., Central Time, in the Senate Room, located on the 12th Floor of Two Allen Center, 1200 Smith Street, Houston, Texas 77002, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1